Exhibit 10.2

MEDALLIA, INC.

2019 EQUITY INCENTIVE PLAN

(Adopted on June 27, 2019; Effective as of one business day immediately prior to the Registration Date)

1.	Purposes of the Plan	2

2.	Shares Subject to the Plan	2

3.	Administration of the Plan	3

4.	Stock Options	5

5.	Restricted Stock	7

6.	Restricted Stock Units	8

7.	Stock Appreciation Rights	8

8.	Performance Stock Units and Performance Shares	9

9.	Performance Awards	10

10.	Leaves of Absence/Transfer Between Locations/Change of Status	10

11.	Transferability of Awards	11

12.	Adjustments; Dissolution or Liquidation	12

13.	Change in Control	12

14.	Tax Matters	14

15.	Other Terms	14

16.	Term of Plan	15

17.	Amendment and Termination of the Plan	15

18.	Conditions Upon Issuance of Shares	16

19.	Stockholder Approval	17

20.	Definitions	17

1. Purposes of the Plan.

The purposes of this Plan are to attract and retain personnel for positions with the Company Group, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options to Employees and the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, and Performance Awards to any Service Provider.

2. Shares Subject to the Plan.

(a) Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:

(i) 19,000,000 Shares, plus

(ii) a number of Shares equal to the number of Shares subject to outstanding awards granted under the Company’s 2008 Equity Incentive Plan, as amended and restated and the Company’s 2017 Equity Incentive Plan, as amended and restated (together, the “Existing Plans”) that, after the date the Existing Plans are terminated, are cancelled expire or otherwise terminate without having been exercised in full and a number of Shares equal to the number of Shares issued under awards granted under the Existing Plans that, after the date the Existing Plans are terminated, are forfeited to the Company, tendered to or withheld by the Company for payment of an exercise price or for tax withholding, or repurchased by the Company due to failure to vest, with the maximum number of Shares that may be added to the Plan under this Section 2(a)(ii) being equal to 63,295,435 Shares, plus

(iii) any additional Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).

The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2021 Fiscal Year, in an amount equal to the least of:

(i) 19,000,000 Shares,

(ii) 5% of the total number of shares of Common Stock outstanding on the last day of the immediately preceding Fiscal Year, and

(iii) a lower number of Shares determined by the Administrator.

(c) Lapsed Awards.

(i) Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.

(ii) Stock Appreciation Rights. Only Shares actually issued pursuant to a Stock Appreciation Right (i.e., the net Shares issued) will cease to be available under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will remain available for future issuance under the Plan.

(iii) Full-Value Awards. Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units or stock-settled Performance Awards that are reacquired by the Company due to failure to vest or are forfeited to the Company will become available for future issuance under the Plan.

(iv) Withheld Shares. Shares used to pay the Exercise Price of an Award or to satisfy tax withholding obligations related to an Award will become available for future issuance under the Plan.

(v) Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan.

(d) Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the aggregate Share number stated in Section 2(a) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Sections 2(b) and 2(c).

(e) Adjustment. The numbers provided in Sections 2(a), 2(b), and 2(d) will be adjusted as a result of changes in capitalization and any other adjustments under Section 12.

(f) Substitute Awards. If the Committee grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.

3. Administration of the Plan.

(a) Procedure.

(i) General. The Plan will be administered by the Board or a Committee (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.

(ii) Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to 1 or more officers the authority to grant Awards to Employee of the Company or any of its Subsidiaries who are not officers, provided that the delegation must specify any limitations on the authority required by Applicable Laws, including the total number of Shares that may be subject to the Awards granted by such officer(s). Such delegation may be revoked at any time by the Board or Committee. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Board or a Committee made up solely of Directors, unless the resolutions delegating the authority permit the officer(s) to use a different form of Award Agreement approved by the Board or a Committee made up solely of Directors.

(b) Powers of the Administrator. Subject to the terms of the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including:

(i) to determine the Fair Market Value;

(ii) to approve forms of Award Agreements for use under the Plan (provided that all forms of Award Agreement must be approved by the Board or the Committee of Directors acting as the Administrator);

(iii) to select the Service Providers to whom Awards may be granted and grant Awards to such Service Providers;

(iv) to determine the number of Shares to be covered by each Award granted;

(v) to determine the terms and conditions, consistent with the Plan, of any Award granted. Such terms and conditions may include, but are not limited to, the Exercise Price, the time(s) when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to interpret the Plan and make any decisions necessary to administer the Plan;

(viii) to establish, amend and rescind rules relating to the Plan, including rules relating to sub-plans established to satisfy laws of jurisdictions other than the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(ix) to interpret, modify or amend each Award (subject to Section 17), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Awards;

(x) to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 14;

(xi) to delegate ministerial duties to any of the Company’s employees;

(xii) to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective; and

(xiii) to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award.

(c) Termination of Status.

(i) Unless a Participant is on a leave of absence approved by the Company or a member of the Company Group, as set forth in Section 10, or unless otherwise expressly provided in an Award Agreement or required by Applicable Laws, the Participant’s status as a Service Provider, for purposes of the Plan and any Awards granted to him or her under the Plan, will end immediately before midnight U.S. Pacific Time between (x) the date on which the Participant last actively provides continuous services for a member of the Company Group and (y) the immediately following date (such time of termination, (the “Termination of Status Date”)). The Administrator has the sole discretion to determine the date on which a Participant stops actively providing services and whether a Participant may still be considered to be providing services while on a leave of absence and the Administrator may delegate this decision, other than with respect to Officers, to the Company’s senior human resources officer.

(ii) This termination of status as a Service Provider will occur regardless of the reason for such termination, even if the termination is later found to be invalid, in breach of employment laws in the jurisdiction where the Participant is providing services, or in violation of the terms of the Participant’s employment or service agreement, if any such agreement exists.

(iii) Unless otherwise expressly provided in an Award Agreement, determined by the Administrator or required by Applicable Laws, a Participant’s right to vest in any Award under the Plan will cease and a Participant’s right to exercise any Award under the Plan after termination, if any, will begin as of the Termination of Status Date and will not be extended by any notice period, whether arising under contract, statute or common law, including any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is providing services.

(iv) Notwithstanding any other provision in this Plan to the contrary, upon a Participant’s death, such Participant’s outstanding and unvested Awards with time-based vesting will accelerate and fully vest.

(d) Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.

(e) Waiver. The Administrator may waive any terms, conditions or restrictions.

(f) Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.

(g) Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).

(h) Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.

(i) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

4. Stock Options.

(a) Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, its per share exercise price (“Exercise Price”), its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.

(b) Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator.

(c) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option and those form(s) of consideration will be described in the Award Agreement. The consideration may consist of any one or more or combination of the following, to the extent permitted by Applicable Laws:

(i) cash;

(ii) check or wire transfer;

(iii) promissory note;

(iv) other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;

(v) consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Board or a Committee of Directors;

(vi) consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares that has been approved by the Board or a Committee of Directors; and

(vii) any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Board or a Committee of Directors).

(d) Incentive Stock Option Limitations.

(i) The Exercise Price of an Incentive Stock Option may not be less than 100% of the Fair Market Value on the Grant Date.

(ii) To the extent that the aggregate fair market value of the shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the incentive stock options whose value exceeds $100,000 will be treated as nonstatutory stock options. Incentive stock options will be considered in the order in which they were granted. For this purpose the fair market value of the shares subject to an option will be determined as of the grant date of each option.

(iii) The Expiration Date of an Incentive Stock Option will be the day prior to the 10th anniversary of the Grant Date or any earlier date provided in the Award Agreement, subject to clause (iv) below.

(iv) The following rules apply to Incentive Stock Options granted to Participants who own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company:

(1) the Expiration Date of the Incentive Stock Option may not be after the day prior to the 5th anniversary of the Grant Date; and

(2) the Exercise Price may not be less than 110% of the Fair Market Value on the Grant Date.

If an Option is designated in the Administrator action that granted it as an Incentive Stock Option but the terms of the Option do not comply with Sections 4(d)(iv)(1) and 4(d)(iv)(2), then the Option will not qualify as an Incentive Stock Option. All Options granted under the Plan are Nonstatutory Stock Options unless specifically designated as Incentive Stock Options in the Award Agreement pursuant to which such Options are granted.

(e) Exercise of Option. An Option is exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided in Section 2(c)) and for purchase under the Option, by the number of Shares as to which the Option is exercised.

(f) Expiration of Options. Subject to Section 4(d), an Option’s Expiration Date will be set forth in the Award Agreement. An Option may expire before its expiration date under the Plan (including pursuant to Sections 3(c), 13(b), 13 or 15(b)) or under the Award Agreement.

(g) Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 13, the Option will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 18(a) and (y) its Expiration Date.

5. Restricted Stock.

(a) Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator determines. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow until the end of the Period of Restriction applicable to such Shares. All grants of Restricted Stock and interpretative decisions about Restricted Stock may only be made only by the Administrator.

(b) Restrictions:

(i) Except as provided in this Section 5 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the Period of Restriction applicable to such Shares.

(ii) During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii) During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares of Restricted Stock with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such dividends until the restrictions on the Shares of Restricted Stock with respect to which they were paid have lapsed.

(iv) Except as otherwise provided in this Section 5 or an Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction.

(v) The Administrator may impose, prior to grant, or remove any restrictions on Shares of Restricted Stock.

6. Restricted Stock Units.

(a) Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.

(c) Earning Restricted Stock Units. Upon meeting any applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 6(d). The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement and determined by the Administrator. Unless otherwise provided in the Award Agreement, the Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

7. Stock Appreciation Rights.

(a) Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the Exercise Price, its Expiration Date, the conditions of exercise, and such other terms and conditions as the Administrator determines.

(b) Payment of Stock Appreciation Right Amount. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:

(i) the excess, if any, between the fair market value on the date of exercise over the Exercise Price multiplied by

(ii) the number of Shares with respect to which the Stock Appreciation Right is exercised.

Payment upon Stock Appreciation Right exercise may be made in cash, in Shares (which, on the date of exercise, have an aggregate Fair Market Value equal to the amount of payment to be made under the Award), or any combination of cash and Shares, with the determination of form of payment made by the Administrator. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease (x) the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised and (y) the number of Shares thereafter available under the Plan by the number of Shares issued upon such exercise.

(c) Expiration of Stock Appreciation Rights. A Stock Appreciation Right’s Expiration Date will be set forth in the Award Agreement. A Stock Appreciation Right may expire before its expiration date under Sections 14 or 16(b) or under the Award Agreement.

(d) Tolling of Expiration. If exercising an Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 18(a) and (y) its Expiration Date.

8. Performance Stock Units and Performance Shares.

(a) Award Agreement. Each Award of Performance Stock Units/Shares will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”) and the other material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.

(b) Value of Performance Stock Units/Shares. Each Performance Stock Unit will have an initial value established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value on the Grant Date.

(c) Performance Objectives and Other Terms. The Administrator will set any performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions may determine the number or value of Performance Stock Units/Shares paid out.

(d) Earning of Performance Stock Units/Shares. After an applicable Performance Period has ended, the holder of Performance Stock Units/Shares will be entitled to receive a payout of the number of Performance Stock Units/Shares earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Stock Unit/Share.

(e) Payment of Performance Stock Units/Shares. Payment of earned Performance Stock Units/Shares will be made at the time(s) specified in the Award Agreement Payment with respect to earned Performance Stock Units/Shares may be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator.

9. Performance Awards.

(a) Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the Performance Period and the material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.

(b) Value of Performance Awards. Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions will determine the value of the payout for the Performance Awards.

(d) Earning of Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

(e) Payment of Performance Awards. Payment of earned Performance Awards will be made at the time(s) specified in the Award Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment.

10. Leaves of Absence/Transfer Between Locations/Change of Status.

(a) General. Unless otherwise provided by the Administrator, a Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or other member of the Company Group employing such Employee, (ii) any leave during which the status of an Employee for purposes of the Plan and any Award is protected by Applicable Law, or (iii) any transfer between locations of the Company or members of the Company Group.

(b) Vesting. Unless a leave policy approved by the Administrator provides otherwise or it is otherwise required by Applicable Law, vesting of Awards granted under the Plan will continue only for Participants on an approved leave of absence.

(c) Incentive Stock Option Status. If a Participant’s leave of absence approved by the Company or other member of the Company Group employing such Employee exceeds 3 months and reemployment upon expiration of such leave is not guaranteed by statute or contract, then 3 months following the 1st day of such leave the Participant no longer will be an employee for Incentive Stock Option purposes. If reemployment upon expiration of such leave of absence is not guaranteed by statute or contract, then 6 months following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

(d) Protected Leaves.

(i) Any leave of absence by a Participant will be subject to any Applicable Laws that apply to such leave of absence.

(ii) For a Participant on a military leave, if required by Applicable Laws, vesting will continue for the longest period that vesting continues under any other statutory or Company-approved leave of absence. When a Participant returns from military leave (under conditions that would entitle him or her to such protection under the Uniformed Services Employment and Reemployment Rights Act or other Applicable Laws), the Participant will be given vesting credit to the same extent as if the Participant had continued to provide services to the Company or other member of the Company Group, as applicable, through the military leave.

(e) Changes in Status. If a Participant who is an Employee has a reduction in hours worked, the Administrator may unilaterally:

(i) make a corresponding reduction in the number of Shares or cash amount subject to any portion of an Award that is scheduled to vest or become payable after the date of such reduction in hours; and

(ii) in lieu of or in combination with such a reduction, make a corresponding adjustment to extend the vesting or payment schedule applicable to such Award.

If any such reduction occurs, the Participant will have no right to any portion of the Award that is reduced.

(f) Determinations. The effect of a Company-approved leave of absence, a protected leave of absence, a transfer, or a Participant’s reduction in hours of employment or service on the vesting of an Award shall be determined, under policies reviewed by the Administrator, by the Company’s senior human resources officer or other person performing that function or, with respect to Directors or Officers by the Compensation Committee of the Board, and any such determination will be final and binding to the maximum extent permitted by Applicable Laws.

11. Transferability of Awards.

(a) General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.

(b) Domestic Relations Orders. If approved by the Administrator and not prohibited by Applicable Laws, an Award may be transferred under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be converted into a Nonstatutory Stock Option as a result of such transfer.

(c) Limited Transfers for the Benefit of Family Members. The Administrator may permit a Grant or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws.

(d) Permitted Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If an Award is unvested, then the service of the Participant will continue to determine whether the Award will vest and any Expiration Date.

12. Adjustments; Dissolution or Liquidation.

(a) Adjustments. If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including, without limitation, a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits in Section 2 in such a manner as it deems equitable. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of shares or other securities of the Company will not be treated as an event that will require adjustment.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant, at such time prior to the effective date of such proposed transaction as the Administrator determines. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

13. Change in Control.

(a) Administrator Discretion. If a Change in Control or a merger of the Company with or into another corporation or other entity occurs (each, a “Transaction”), each outstanding Award will be treated as the Administrator determines, including, without limitation, that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation or that the vesting of any such Awards may accelerate automatically upon consummation of a Transaction.

(b) Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the Transaction.

(c) Continuation. An Award will be considered continued if, following the Change in Control or merger:

(i) the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares); provided that if the consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Stock Unit, Performance Share or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction; or

(ii) the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Change of Control. If as of the date of the occurrence of the Transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.

(iii) Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Transaction corporate structure will not invalidate an otherwise valid Award assumption.

(d) The Administrator will have authority to modify Awards in connection with a Change in Control or merger:

(i) in a manner that causes the Awards to lose their tax-preferred status,

(ii) to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the Transaction the Option may only be exercised only to the extent it is vested;

(iii) to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the Transaction is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and

(iv) to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the Transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the Transaction.

(e) Non-Continuation. If the successor corporation does not continue for an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met. In no event will vesting of an Award accelerate as to more than 100% of the Award. If Options or Stock Appreciation Rights are not continued when a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).

(f) Outside Director Grants. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise outstanding Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on other outstanding Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

14. Tax Matters.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Obligations with respect to such Award or Shares subject to an Award (including without limitation upon exercise of an Award).

(b) Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may elect to satisfy such Tax Obligations, in whole or in part by (without limitation) (i) requiring the Participant to pay cash, (ii) withholding otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a fair market value equal to the amount required to be withheld, (iii) forcing the sale of Shares issued pursuant to an Award (or exercise thereof) having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if such greater amount would not result in unfavorable financial accounting treatment, (iv) requiring the Participant to deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount if such greater amount would not result in unfavorable financial accounting treatment, or (v) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan, provided that, in all instances, the satisfaction of the Tax Obligations will not result in any adverse accounting consequence to the Company, as the Administrator may determine in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date the taxes must be withheld.

(c) Compliance With Code Section 409A. Except as otherwise determined by the Administrator, it is intended that Awards will be designed and operated so that they are either exempt from the application of Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 14(c) is not a guarantee to any Participant of the consequences of his or her Awards. In no event will the Company or any other member of the Company Group reimburse a Participant for any tax imposed or other costs incurred as a result of Code Section 409A.

15. Other Terms.

(a) No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by Applicable Laws.

(b) Forfeiture Events.

(i) All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 15(b) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group.

(ii) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such Participant’s Termination Status Date, that would constitute cause for termination of such Participant’s status as a Service Provider.

(iii) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (x) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (y) is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

(c) Plan Governs. In the event between the terms and conditions of the Plan and the terms and conditions of any Grant Agreement, the terms and conditions of the Plan will prevail.

16. Term of Plan.

Subject to Section 19, the Plan will become effective upon the business day immediately prior to the Registration Date. It will continue in effect until terminated under Section 17, but no Incentive Stock Options may be granted after 10 years from the date the Plan is adopted by the Board and Section 2(b) will operate only until the 10th anniversary of the date the Plan is adopted by the Board.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c) Consent of Participants Generally Required. Subject to Section 17(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.

(d) Exceptions to Consent Requirement.

(i) A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and

(ii) Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done

(1) in a manner specified by the Plan,

(2) to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,

(3) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422,

(4) to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B), or

(5) to comply with other Applicable Laws.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise thereof, unless the issuance and delivery of such Shares and exercise of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws will relieve the Company of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant during any such exercise that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Failure to Accept Award. If a Participant has not accepted an Award or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the first date the Shares subject to such Award are scheduled to vest, then the Award will be cancelled on such date and the Shares subject to such Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.

19. Stockholder Approval.

The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

20. Definitions.

The following definitions are used in this Plan:

(a) “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(b) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Performance Shares, or Performance Awards.

(c) “Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this Section 20(e)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For this Section 20(e)(ii), if any Person is in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 20(e)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(1) a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or

(2) a transfer of assets by the Company to:

(A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,

(B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,

(C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or

(D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsections 20(e)(iii)(2)(A) to 20(e)(iii)(2)(C).

For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

A transaction will not be a Change in Control:

(iv) unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or

(v) if its sole purpose is to (1) change the state of the Company’s incorporation, or (2)create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” means the U.S. Internal Revenue Code of 1986. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Medallia, Inc., a Delaware corporation, or any of its successors.

(j) “Company Group” means the Company, any Parent or Subsidiary, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

(k) “Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.

(l) “Director” means a member of the Board.

(m) “Employee” means any person, including Officers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company. Notwithstanding, Options awarded to individuals not providing services to the Company or a Subsidiary of the Company should be carefully structured to comply with the payment timing rule of Code Section 409A. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934.

(o) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(p) “Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed before midnight U.S. Pacific Time between the Expiration Date and the following date; provided, however, that any broker-assisted cashless exercise of an Option granted hereunder must be completed by the close of market trading on the Expiration Date.

(q) “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable;

(iii) For any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement on Form S-1 filed with the United States Securities and Exchange Commission for the initial public offering of the Common Stock; or

(iv) Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections 20(q)(i)or 20(q)(ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(r) “Fiscal Year” means a fiscal year of the Company.

(s) “Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422.

(t) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(v) “Option” means a stock option to acquire Shares granted under Section 4.

(w) “Outside Director” means a Director who is not an Employee.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(y) “Participant” means the holder of an outstanding Award.

(z) “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which will be settled for cash, Shares or other securities or a combination of the foregoing under Section 9.

(aa) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine under Section 8.

(bb) “Performance Stock Units” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing under Section 8.

(cc) “Performance Stock Units/Shares” means Performance Stock Units or Performance Shares, as applicable.

(dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee) “Plan” means this 2019 Equity Incentive Plan.

(ff) “Registration Date” means the effective date of the first registration statement filed by the Company and declared effective under Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(gg) “Restricted Stock” means Shares issued under an Award granted under Section 5 or issued as a result of the early exercise of an Option.

(hh) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value, granted under Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ii) “Securities Act” means U.S. Securities Act of 1933.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of Common Stock.

(ll) “Stock Appreciation Right” means an Award granted (alone or in connection with an Option) under Section 7.

(mm) “Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f), in relation to the Company.

(nn) “Tax Obligations” means tax, social insurance and social security liability or premium obligations in connection with the Awards, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or a member of the Company Group, (ii) the Participant’s and, to the extent required by the Company, the fringe benefit tax liability of the Company or a member of the Company Group, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares issued under the Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such Award or the Shares subject to an Award.

(oo) “Trading Day” means a day on which the primary stock exchange or national market system on which the Common Stock trades is open for trading.

MEDALLIA, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT

Capitalized terms that are not defined in this Notice of Stock Option Grant and Stock Option Agreement (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, including any country-specific appendix thereto (the “Agreement”) have the meanings given to them in the Medallia, Inc. 2019 Equity Incentive Plan (the “Plan”).

The Participant has been granted an Option according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant

Participant I.D.

Grant Number

Grant Date

Vesting Start Date

Number of Shares Granted

Exercise Price per Share

Total Exercise Price

Type of Option	Incentive Stock Option

Nonstatutory Stock Option

Expiration Date

Vesting Schedule:

Unless the vesting is accelerated, this Option will be exercisable to the extent vested on the following schedule:

If the Participant continues to be a Service Provider through each such date, 1/3 of the Shares subject to this Option will vest on the first anniversary of the Vesting Start Date and 1/36th of the Shares subject to this Option will vest each month thereafter on the same day of the month as the Vesting Start Date (and if there is no corresponding day of the month, the last day of that month). All vesting will be rounded in accordance with Section 3(f) of the Plan.

In addition to the vesting terms set forth above for this award, the vesting of this Option will be accelerated in accordance with any vesting acceleration provisions approved by the Administrator. If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in this Option, the unvested portion of this Option will terminate according to the terms of Section 4 of this Agreement.

Exercise of Option:

(a)

If the Participant dies or his or her status as a Service Provider is terminated due to his or her Disability, the vested portion of this Option will remain exercisable for 12 months after the Termination of Status Date. For any other termination of status as a Service Provider, the vested portion of this Option will remain exercisable for 3 months after the Termination of Status Date.

(b)	If there is a Change in Control or merger of the Company, Section 13 of the Plan may further limit this Option’s exercisability.

(c)

This Option will not be exercisable after the Expiration Date, unless Section 4(g) of the Plan (which tolls expiration in very limited cases when there are legal restrictions on exercise) permits later exercise.

The Participant’s signature below indicates that:

(i)	He or she agrees that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)

He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.

(iii)

He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the Plan.

(iv)	He or she has read and agrees to each provision of Section 11 of this Agreement.

(v)	He or she will notify the Company of any change to the contact address below.

PARTICIPANT

Signature

Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant. The Company grants the Participant an Option to purchase Shares of Common Stock as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing this Option, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing this Option.

If the Notice of Grant designates this Option as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Code Section 422. Even if this Option is designated an ISO, to the extent it first become exercisable as to more than $100,000 in any calendar year, the portion in excess of $100,000 is not an ISO under Code Section 422(d) and that portion will be a Nonstatutory Stock Option (“NSO”). In addition, if the Participant exercises the Option after 3 months have passed since he or she ceased to be an employee of the Company or a Parent or Subsidiary of the Company, it will no longer be an ISO. If there is any other reason this Option (or a portion of it) will not qualify as an ISO, to the extent of such nonqualification, the Option will be an NSO. The Participant understands that he or she will have no recourse against the Administrator, any member of the Company Group, or any officer or director of a member of the Company Group if any portion of this Option is not an ISO.

2. Vesting. This Option will only be exercisable (also referred to as vested) under the Vesting Schedule in the Notice of Grant, Section 3 of this Agreement, or Section 13 of the Plan. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.

3. Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any Options at any time, subject to the terms of the Plan. In that case, this Option will be vested as of the date specified by the Administrator.

4. Forfeiture upon Termination of Status as a Service Provider. This Option will immediately stop vesting and any portion of this Option that has not yet vested will be immediately forfeited for no consideration upon the Termination of Status Date if Participant’s termination as a Service Provider is for any reason other than the Participant’s death, in all cases, subject to Applicable Laws. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.

5. Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.

6. Exercise of Option.

(a) Right to Exercise. This Option may be exercised only before its Expiration Date and only under the Plan and this Agreement.

(b) Method of Exercise. To exercise this Option, the Participant must deliver and the Administrator must receive an exercise notice according to procedures determined by the Administrator. The exercise notice must:

(i) state the number of Shares as to which this Option is being exercised (“Exercised Shares”),

(ii) make any representations or agreements required by the Company,

(iii) be accompanied by a payment of the total exercise price for all Exercised Shares, and

(iv) be accompanied by a payment of all required Tax-Related Items (defined in Section 8(a)(i) of this Agreement) for all Exercised Shares.

The Option is exercised when both the exercise notice and payments due under Sections 6(b)(iii) and 6(b)(iv) have been received by the Company for all Exercised Shares. The Administrator may designate a particular exercise notice to be used, but until a designation is made, the exercise notice attached to this Agreement as Exhibit C may be used.

7. Method of Payment. The Participant may pay the exercise price for Exercised Shares by any of the following methods or a combination of methods:

(a) cash;

(b) check;

(c) wire transfer;

(d) consideration received by the Company under a formal cashless exercise program adopted by the Company; or

(e) surrender of other Shares, as long as the Company determines that accepting such Shares does not result in any adverse accounting consequences to the Company. If Shares are surrendered, the value of those Shares will be the Fair Market Value for those Shares on the date they are surrendered.

A non-U.S. resident’s methods of exercise may be restricted by the terms and condition of any appendix to this Agreement for the Participant’s country (the “Appendix”).

8. Tax Obligations.

(a) Tax Withholding.

(i) No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account, or other tax-related items related to his or her participation in the Plan and legally applicable to him or her that the Administrator determines must be withheld (“Tax-Related Items”), including those that result from the grant, vesting, or exercise of this Option, the subsequent sale of Shares acquired under this Option or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax-Related Items may be restricted by the Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Agreement at the time of an attempted Option exercise, the Company may refuse to honor the exercise and refuse to deliver the Shares.

(ii) In this regard, the Participant authorizes the Company and/or any member of the Company Group for whom he or she is performing services (each, an “Employer”) to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means:

(1) by withholding from proceeds of a sale of Shares acquired upon the exercise of this Option arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);

(2) by reducing the number of Shares otherwise deliverable to the Participant, and this will be the method by which such tax withholding obligations are satisfied until the Company determines otherwise, subject to Applicable Laws; or

(3) by withholding from any compensation otherwise payable to the Participant by the Company or his or her Employer.

(iii) Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercised portion of the Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(iv) Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company, the Employer or former Employer(s) may withhold or account for tax in more than one jurisdiction.

(v) Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result.

(b) Tax Reporting. This Section 8(b) applies if the Participant is a U.S. taxpayer. If this Option is partially or wholly an ISO, and if the Participant sells or otherwise disposes of any the Shares acquired by exercising the ISO portion on or before the later of (i) the date 2 years after the Grant Date, or (ii) the date 1 year after the date of exercise, he or she may be subject to withholding of Tax-Related Items by the Company on the compensation income recognized by him or her and must immediately notify the Company in writing of the disposition.

9. Forfeiture or Clawback. This Option (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares resulting from the exercise) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any policy referred to in Section 15(b) of the Plan. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.

10. Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.

11. Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting this Option indicates that:

(a) (a) HE OR SHE ACKNOWLEDGES AND AGREES THAT THIS OPTION SHALL ONLY VEST BY THE PARTICIPANT CONTINUING AS A SERVICE PROVIDER THROUGH EACH APPLICABLE VESTING DATE AND THAT BEING HIRED OR BEING GRANTED THIS OPTION DOES NOT GUARANTEE VESTING.

(b) HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DOES NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

(c) The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.

(d) The Participant understands that exercise of this Option is governed strictly by Sections 6, 7, and 8 of this Agreement and that failure to comply with those Sections could result in the expiration of this Option, even if an attempt was made to exercise.

(e) The Participant agrees that the Company’s delivery of any documents related to the Plan or this Option (including the Plan, the Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.

(f) The Participant may deliver any documents related to the Plan or this Option to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.

(g) The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.

(h) The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.

(i) The Participant agrees that the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past.

(j) The Participant agrees that any decisions regarding future Awards will be in the Company’s sole discretion.

(k) The Participant agrees that he or she is voluntarily participating in the Plan.

(l) The Participant agrees that this Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation.

(m) The Participant agrees that unless otherwise agreed with the Company, this Option and the Shares subject to this Option, and the income from and value of the same, are not granted in consideration for, or in connection with, the service the Participant may provide as a director of any parent or Subsidiary.

(n) The Participant agrees that this Option, any Shares acquired under the Plan, and their income and value are not part of normal or expected compensation for any purpose, including, without limitation, for calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments.

(o) The Participant agrees that the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty.

(p) The Participant understands that if the underlying Shares do not increase in value, this Option will have no intrinsic monetary value.

(q) The Participant understands that if this Option is exercised, the value of each Share received on exercise may increase or decrease in value, even below the Exercise Price per Share.

(r) The Participant agrees that, for purposes of this Option, his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.

(s) The Participant agrees that any right to vest in this Option will not be extended by any notice period (e.g., the period that he or she is a Service Provider would include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator or required by Applicable Law.

(t) The Participant agrees that the period during which the Participant may exercise the vested portion of this Option after a termination of his or her status as a Service Provider (if any) will start as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator or required by Applicable Law.

(u) The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of this Option (including whether he or she is still considered to be providing services while on a leave of absence).

(v) The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to him or her from the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.

(w) The Participant has read and agrees to the Data Privacy Provisions of Section 12 of this Agreement.

(x) The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of this Option resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of this Option to which he or she is otherwise not entitled, he or she irrevocably agrees never to institute any claim against the Company or any member of the Company Group, waives his or her ability (if any) to bring any such claim, and releases the Company and all members of the Company Group from any such claim. If any such claim is nevertheless allowed by a court of competent jurisdiction, then the Participant’s participation in the Plan constitutes his or her irrevocable agreement to not pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claim.

12. Data Privacy.

(a) Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about the Participant, and persons closely associated with the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent. Where required under applicable privacy laws, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made and the legal basis, where required, for such disclosure are the applicable laws.

(b) Stock Plan Administration Service Providers. The Company may transfer Data to an independent third-party broker, stock administrator and/or service provider to assist the Company with the implementation, administration and management of the Plan. The Participant may be asked to agree on separate terms and data processing practices with any such service providers, with such agreement being a condition to the ability to participate in the Plan.

(c) International Data Transfers. The Company and its service providers are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Participant’s consent.

(d) Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

(e) Data Subject Rights. The Participant understands that data subject rights regarding the processing of Data vary depending on applicable law and that, depending on where the Participant is based and subject to the conditions set out in such applicable law, the Participant may have, without limitation, the right to (i) inquire whether and what kind of Data the Company holds about the Participant and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data about the Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and to (vi) request portability of the Participant’s Data that the Participant has actively or passively provided to the Company or the Employer (which does not include data derived or inferred from the collected data), where the processing of such Data is based on consent or the Participant’s employment and is carried out by automated means. In case of concerns, the Participant understands that the Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Participant’s rights, the Participant understands that the Participant should contact the Participant’s local human resources representative.

(f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Option or other awards to the Participant or administer or maintain such awards.

(g) Declaration of Consent. By accepting the Option and indicating consent via the Company’s acceptance procedure, the Participant is declaring that the Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

13. Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

14. Foreign Asset / Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Participant’s ability to hold or acquire Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate the sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country though a designated bank or broker within a certain time after receipt. The Participant’s acknowledge that it is the Participant’s responsibility to be compliant with such regulations and the Participant should speak to the Participant’s personal advisor on this matter.

15. Insert Trading / Market Abuse Laws. Depending on the Participant’s country, or broker’s country, or the country in which the Company’s Shares are then listed, the Participant may be subject to insider trading and/or market abuse laws in applicable jurisdictions, which may affect the Participant’s ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares, or rights to Shares (e.g., Options), or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions or the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant understands that the Participant may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with the Participant’s personal legal advisor on this matter.

16. Miscellaneous

(a) Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105 until the Company designates another address in writing.

(b) Non-Transferability of Option. This Option may not be transferred other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her or his or her representative following a Disability.

(c) Binding Agreement. If this Option is transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.

(d) Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the Shares will not be issued until such conditions have been met in a manner acceptable to the Company.

(e) Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(f) Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

(g) Non-U.S. Appendix. This Option is subject to any special terms and conditions set forth in the Appendix. If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.

(h) Choice of Law; Choice of Forum. The Plan, this Agreement, this Option, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of this Option is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.

(i) Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option, or to comply with other Applicable Laws.

(j) Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

EXHIBIT B

APPENDIX TO STOCK OPTION AGREEMENT

Terms and Conditions

This Appendix to Stock Option Agreement (the “Appendix”) includes additional terms and conditions that govern this Option granted to the Participant under the Plan if he or she resides in one of the countries listed below on the Grant Date or he or she moves to one of the listed countries.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of May 2019. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan.

In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant is advised to seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after this Option is granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her, and the Administrator will determine to what extent the terms and conditions in this Appendix apply.

ARGENTINA

TERMS AND CONDITIONS

Notice of Grant. Notwithstanding anything in the Notice of Grant to the contrary, the Participant’s termination as a Service Provider for any reason other the Participant’s death, the vested portion of the Option will remain exercisable for 2 weeks after the Termination of Status Date.

Labor Law Acknowledgement. The following provision supplements Section 11 of the Agreement.

In accepting the Option, the Participant acknowledges and agrees that the grant of Options is made by the Company (not the Employer) in its sole discretion and that the value of the Options or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

NOTIFICATIONS

Securities Law Notification. Neither the Options nor the Shares subject to the Options are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Notification. Following the sale of Shares, the Argentine bank handling the transaction may request certain documentation in connection with the request to transfer proceeds into Argentina (e.g., evidence of the sale, etc.). The Participant is solely responsible for complying with the exchange control rules that may apply in connection with the Participant’s participation in the Plan. Prior to transferring proceeds into Argentina, the Participant is strongly advised to consult the Participant’s local bank and/or personal legal advisor to confirm the applicable requirements. The Participant should note that the interpretations of the applicable Argentine Central Bank regulations may vary by bank and that exchange control rules and regulations are subject to change without notice.

Foreign Asset/Account Tax Reporting Notification. The Participant must report any Shares acquired under the Plan and held by the Participant on December 31 of each year on the Participant’s annual tax return for that year.

AUSTRALIA

NOTIFICATIONS

Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (the “Act”) (subject to the conditions in the Act).

Securities Law Notification. If the Participant acquires Shares under the Plan and offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant is advised to obtain legal advice regarding the Participant’s disclosure obligations prior to making any such offer.

AUSTRIA

NOTIFICATIONS

Exchange Control Notification. If the Participant holds Shares obtained through the Plan outside of Austria, the Participant may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

In addition, when Shares are sold or a dividend is received, the Participant may be required to comply with certain exchange control obligations if the cash amounts are held outside Austria. If the transaction volume of all the Participant’s accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI Verpflichtungen).

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Options, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the exercise of the Options and the issuance and/or sale of Shares acquired under the Plan or the receipt of dividends.

Labor Law Acknowledgment. By accepting the Options, the Participant understands, acknowledges and agrees that, for all legal purposes (i) the Participant is making an investment decision, (ii) the Shares will be issued to the Participant only if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value without compensation to the Participant.

NOTIFICATIONS

Foreign Asset / Account Reporting Notification. If the Participant is a resident of, or domiciled in Brazil, the Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. The assets and rights that must be reported include Shares acquired under the Plan.

CANADA

TERMS AND CONDITIONS

Vesting. The following provision modifies the Vesting Schedule section of the Notice of Grant:

Subject to the limitations contained herein, the Participant’s Options will vest as provided in the Participant’s Grant Notice. Vesting will cease upon the Participant’s termination as a Service Provider. Notwithstanding anything in the Plan or Agreement to the contrary, for purposes of the Options, the Participant’s status as a Service Provider shall be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or rendering services or the terms of the Participant’s employment or service agreement, if any) as of the date that is the earliest of (i) the date of the Participant’s termination as a Service Provider, (ii) the date on which the Participant receives a notice of the Participant’s termination as a Service Provider, and (iii) the date on which the Participant is no longer actively providing services to the Company or the Employer (the “Termination Date”), and shall not include or be extended by any period following such day during which the Participant is in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law. The Board shall have exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant’s Options (including whether the Participant may still be considered to be providing services while on a leave of absence).

No Exercise Using Previously Owned Shares. Notwithstanding anything in Section 7 of the Agreement to the contrary, if the Participant is a resident of Canada, the Participant shall not be permitted to use previously owned Shares to pay the exercise price when exercising the Option.

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements Section 12 of the Agreement.

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any member of the Company Group and the Board to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file.

NOTIFICATIONS

Securities Law Notification. The sale or other disposal of the Shares acquired at exercise of the Options may not take place within Canada. The Participant should consult the Participant’s personal legal advisor prior to selling Shares.

Foreign Asset / Account Tax Reporting Notification. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including Options and Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by the Participant, the Options must be reported. The Participant should consult the Participant’s personal legal advisor to ensure compliance with applicable reporting obligations.

FRANCE

TERMS AND CONDITIONS

English Language Consent. By accepting the Options, the Participant confirms having read and understood the documents relating to the grant of the Options (the Plan, the Agreement and this Appendix) which were provided to the Participant in the English language, and the Participant accepts the terms of these documents accordingly.

Consentement relatif à l’utilisation de la langue anglaise. En acceptant des Options, le Participant confirme avoir lu et compris les documents relatifs à l’attribution des Options (le Plan, la Convention et la présente Annexe) qui lui ont été communiqués en langue anglaise. Il en accepte les termes et conditions en connaissance de cause.

NOTIFICATIONS

Non-Tax-Qualified Award. The Options are not eligible for the specific tax and social regime provided by sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code and the relevant sections of the French Tax Code or French Social Security Code.

GERMANY

NOTIFICATIONS

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with the sale of Shares acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for satisfying the reporting obligation.

Foreign Asset / Account Reporting Notification. If the Participant acquires Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, the Participant will need to report the acquisition when the Participant files the Participant’s tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds €150,000 or (ii) in the unlikely event the Participant holds Shares exceeding 10% of the Company’s total common stock.

HONG KONG

TERMS AND CONDITIONS

Sale of Shares. As a condition of the vesting of the Participant’s Options, the Participant agrees that, in the event that any portion of the Participant’s Options becomes vested prior to the six-month anniversary of the Grant Date, the Participant will not sell any Shares acquired upon exercise of the Participant’s Options prior to the six-month anniversary of the Grant Date.

NOTIFICATIONS

Securities Law Notification. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in doubt about any of the contents of the Agreement, or the Plan, the Participant should obtain independent professional advice. Neither the Options nor the Shares acquired upon exercise of the Options constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and any member of the Company Group. The Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company and any member of the Company Group and may not be distributed to any other person.

IRELAND

There are no country-specific provisions.

ISRAEL

TERMS AND CONDITIONS

102 Sub-Plan. The Options are also subject to the sub-plan for Israeli Participants (the “Israeli Sub-Plan”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of the Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail. By accepting this grant, the Participant acknowledges that a copy of the Israeli Sub-Plan has been provided to the Participant.

Additional Covenants and Undertakings. In addition to any covenants and undertaking set out in the Agreement, the Participant also (i) declares that the Participant is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the Options, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (ii) agrees to the terms and conditions of the trust deed and Trust Agreement signed between the Trustee and the Company and/or the applicable member of the Company Group, which is available for the Participant’s review, during normal working hours, at the Company’s or applicable member of the Company Group’s offices, (iii) acknowledges that releasing the Options and underlying Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agree to bear the relevant sanctions, (iv) authorizes the Company and/or the applicable member of the Company Group to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Tax Ordinance, the trust deed and the Trust Agreement, including without limitation information about the Participant’s Options, underlying Shares, income tax rates, salary bank account, contact details and identification number, (v) declares that the Participant is a resident of the State of Israel for tax purposes on the grant date and agree to notify the Company upon any change in the residence address indicated herein and acknowledge that if the Participant’s engagement with the Company or member of the Company Group is terminated and the Participant is no longer employed by the Company or any member of the Company Group, the Options and underlying Shares shall remain subject to Section 102, the Trust Agreement, the Plan, the Israeli Sub-Plan and the Agreement; (vi) warrants and undertakes that at the time of grant of the Options herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Tax Ordinance, (vii) the grant of the Options is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Capital Gain Awards. The Options are intended to qualify as Capital Gain Awards under Section 102 of the Israeli Tax Ordinance [New Version] – 1961 (the “Ordinance” and the “Capital Gains Route”), subject to the Participant consenting to the requirements of such tax route by accepting the terms of the Agreement and the grant of the Options, and subject further to the compliance with all the terms and conditions of such tax route. In respect of Capital Gain Awards, tax is only due upon sale of the underlying Shares or upon release of the underlying Shares from the holding or control of the Trustee.

Trustee Arrangement. The Options, the underlying Shares issued upon exercise and/or any additional rights, including without limitation any right to receive any dividends or any Shares received as a result of an adjustment made under the Plan that may be granted in connection with the Options (the “Additional Rights”), shall be issued to or controlled by the Trustee for the Participant’s benefit under the provisions of Section 102 and will be controlled by the Trustee for at least the period stated in Section 102 of the Tax Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the Options does not meet the requirements of Section 102 of the Tax Ordinance, such Options and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Tax Ordinance. The Company makes no representations or guarantees that the Options will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Tax Ordinance. Any fees associated with any sale, transfer or any act in relation to the Options shall be borne by the Participant and the Trustee and/or the Company and/or any member of the Company Group shall be entitled to withhold or deduct such fees from payments otherwise due to the Participant from the Company or a member of the Company Group or the Trustee.

Should any provision in the Agreement disqualify the Options or the underlying Shares from the beneficial tax treatment pursuant to the provisions of Section 102(b)(2), such provision shall be considered invalid either permanently or until the Israeli Tax Authority (the “ITA”) provides approval of compliance with Section 102.

Restrictions on Sale. In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, the Participant shall not sell or transfer the underlying Shares or Additional Rights from the Trustee until the end of the required period of time required under Section 102 or any shorter period of time as determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

Tax Treatment. The Options are intended to be taxed in accordance with the Capital Gains Route of Section 102(b)(2) and 102(b)(3) of the Ordinance, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any and all taxes imposed in respect of the Options and/or underlying Shares, including, but not limited to, the grant of the Options, and/or the vesting, exercise, transfer, waiver, or expiration of Options and/or underlying Shares, and/or the sale of underlying Shares, shall be borne solely by the Participant, and in the event of death, by the Participant’s heirs. The Company, any member of the Company Group, the Trustee or anyone on their behalf shall not be required to bear the aforementioned tax, directly or indirectly, nor shall they be required to gross up such tax in the Participant’s salary or remuneration. The applicable tax shall be withheld from the proceeds of sale of underlying Shares or shall be paid to the Company or a member of the Company Group or the Trustee by the Participant. Notwithstanding the foregoing, the Company or a member of the Company Group or the Trustee shall be entitled to withhold tax as it deems necessary to comply with applicable law and to deduct any tax from payments otherwise due to the Participant from the Company or a member of the Company Group or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the Options granted to the Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the underlying Shares upon the exercise of the Options or in respect thereto, shall be subject to the full payments of any tax (if applicable).

Securities Law Notification. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. If such exemption is obtained, copies of the Plan and the Form S-8 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from the Participant’s local human resources department.

Governing Law. Notwithstanding Section 16(g) of the Agreement, solely for Israeli tax purposes, the Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

ITALY

TERMS AND CONDITIONS

Plan Document Acknowledgement. In accepting the Options, the Participant acknowledges that the Participant has received a copy of the Plan, the Notice of Grant and the Agreement, and has reviewed the Plan, the Notice of Grant and the Agreement in their entirety and fully understands and accepts all provisions of the Plan, the Notice of Grant and the Agreement.

The Participant further acknowledges that the Participant has read and specifically and expressly approves the Notice of Grant and the following sections of the Agreement: Section 1, Section 2, Section 3, Section 4, Section 5, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14, Section 15 and Section 16.

NOTIFICATIONS

Foreign Asset / Account Tax Reporting Notification. If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., cash, Shares) during any fiscal year which may generate income taxable in Italy, the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. The Participant should consult the Participant’s personal advisor to ensure compliance with applicable reporting obligations.

MEXICO

TERMS AND CONDITIONS

Plan Document Acknowledgment. By accepting the Options, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement, including this Appendix, which the Participant has reviewed. The Participant further acknowledges that the Participant accepts all the provisions of the Plan and the Agreement, including this Appendix. The Participant also acknowledges that the Participant has read and specifically and expressly approves the terms and conditions set forth in Section 11 of the Agreement, which clearly provide as follows:

(1) The Participant’s participation in the Plan does not constitute an acquired right;

(2) The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3) The Participant’s participation in the Plan is voluntary; and

(4) The Company and the members of the Company Group are not responsible for any decrease in the value of any Shares acquired pursuant to the Options.

Labor Law Acknowledgement and Policy Statement. By accepting the Options, the Participant acknowledges that the Company, with registered offices at 575 Market Street, Suite 1850, San Francisco, CA, U.S.A., is solely responsible for the administration of the Plan. The Participant further acknowledges that the Participant’s participation in the Plan, the grant of Options and any acquisition of shares under the Plan do not constitute an employment relationship between the Participant and the Company because the Participant is participating in the

Plan on a wholly commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant or the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

The Participant further understands that the Participant’s participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation in the Plan at any time, without any liability to the Participant.

Finally, the Participant hereby declares that the Participant does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that the Participant therefore grant a full and broad release to the Company, the members of the Company Group, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Convenio de Concesión. Al aceptar la Opción, el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección 11 del Convenio de Concesión, que claramente establece lo siguiente:

(1) La participación del Beneficiario en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Beneficiario en el es ofrecido por la Compañía de manera completamente discrecional;

(3) La participación del Beneficiario en el Plan es voluntaria; y

(4) La Compañía y los miembros del Grupo de la Compañía no son responsables por ninguna disminución en el valor de las Acciones adquiridas de conformidad con la Opción.

Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar la Opción, el Beneficiario reconoce que la Compañía, con domicilio social en 575 Market Street, Suite 1850, San Francisco, CA, U.S.A., es la única responsable por la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de la Opción y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Beneficiario y la Compañía, en virtud de que el Beneficiario está participando en el Plan en su totalidad sobre una base comercial. Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y su empleador, y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por su empleador, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.

Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad frente al Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier compensación o daño relacionada con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a la Compañía, sus subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

NOTIFICATIONS

Securities Law Notification. The grant of the Options is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Options are subject to section 257 of the SFA and that the Participant will not be able to make any subsequent sale of Shares in Singapore or any offers of such subsequent sale of the Shares acquired under the Plan in Singapore, unless such sale or offer is made (i) more than six months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (ii) pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

Chief Executive Officer and Director Notification Obligation. If the Participant is the Chief Executive Officer (“CEO”), director, associate director, or shadow director of a Singapore affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when the Participant receives an interest (e.g., Options, Shares) in the Company or any related companies within two business days of (i) the acquisition or disposal of shares, (ii) any change in a previously disclosed interest, or (iii) becoming the CEO, a director, associate director or shadow director if such an interest exists at that time.

SPAIN

TERMS AND CONDITIONS

Acknowledgements and Agreements. The following provision supplements Section 11 of the Agreement:

In accepting the Options, the Participant consents to participate in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to individuals who may be employees of the Company or a member of the Company Group throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any member of the Company Group. Consequently, the Participant understands that the Options are granted on the assumption and condition that the Options and any Shares acquired upon exercise of the Options are not part of any employment contract (either with the Company or any member of the Company Group) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the Options would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of Options shall be null and void.

Options are a conditional right to Shares and can be forfeited in the case of, or affected by, the Participant’s termination as a Service Provider. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any member of the Company Group; or (5) the Participant’s employment terminates for any other reason whatsoever, except for reasons specified in the Agreement. Consequently, upon

Participant’s termination as a Service Provider for any of the reasons set forth above, the Participant may automatically lose any rights to the unvested and unexercised Options granted to the Participant as of the date of the Participant’s termination as a Service Provider, as described in the Plan and the Agreement.

NOTIFICATIONS

Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Options. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Notification. The Participant must declare the acquisition and sale of shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Participant will not sell the shares through the use of a Spanish financial institution, the Participant must make the declaration him or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares are owned.

Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Foreign Asset/Account Reporting Notification. To the extent that the Participant holds shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, the Participant will be required to report information on such assets on the Participant’s tax return (tax form 720) for such year. After such shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Notification. The grant of Options is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this document nor any other material related to the Options constitutes a prospectus as such term is understood pursuant to Article 652a of the Swiss Code of Obligations, and neither this document nor any other materials related to the Options may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Options has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

UNITED KINGDOM

TERMS AND CONDITIONS

No Exercise Using Previously Owned Shares. Notwithstanding anything in Section 7 of the Agreement to the contrary, if the Participant is a resident of the United Kingdom, the Participant shall not be permitted to use previously owned Shares to pay the exercise price when exercising the Option.

Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of the exercise of the Participant’s Options at a time when the shares are considered “readily convertible assets” under U.K. law, the Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (“NICs”) which may be payable by the Company and/or the Participant’s Employer in connection with the Participant’s Options and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, the Participant agrees to execute the joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HM Revenue & Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer’s Liability to the Participant. In this regard, the Participant agrees to execute such other joint elections as may be required between him or herself and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 8 of the Agreement.

If the Participant does not complete the Joint Election prior to exercise of the Participant’s Options, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, the Options shall become null and void and may not be exercised, without any liability to the Company, the Employer or any member of the Company Group.

Tax Obligations. The following provision supplements Section 8 of the Agreement:

The Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant understands that the Participant may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, in case the indemnifications would be considered to be a loan. In this case, the income tax not collected or paid may constitute a benefit to the Participant on which additional income tax and NICs may be payable. The Participant understands that the Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit. If the Participant fails to comply with the Participant’s obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares to the Participant without any liability to the Company or the Employer.

APPENDIX 1 TO APPENDIX

United Kingdom

National Insurance Contributions Joint Election Form

Important Note on the Election to Transfer Employer NICs

If the Participant is or may be liable for National Insurance contributions (“NICs”) in the United Kingdom in connection with the Participant’s participation in the Medallia, Inc. 2019 Equity Incentive Plan (the “Plan”), the Participant is required to enter into a Joint Election for the Transfer of Liability for Employer National Insurance Contributions to Employee (the “Election”). The Election acts to transfer to the Participant any liability for employer’s NICs that may arise in connection with the Participant’s participation in the Plan.

By entering into the Election:

•	the Participant agrees that any employer’s NICs liability that may arise in connection with the Participant’s participation in the Plan will be transferred to the Participant;

•

the Participant authorises the Employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from the Participant’s salary or other payments due or the sale of sufficient shares acquired pursuant to the Participant’s awards; and

•

the Participant acknowledges that even if the Participant has clicked on the [“ACCEPT”] box where indicated, the Company or the Employer may still require the Participant to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

The Election is attached hereto. Please read the Election carefully.

Joint Election for Transfer of Liability for

Employer National Insurance Contributions to Employee

This Election is between:

A. The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive stock options (“Options”) pursuant to the Medallia, Inc. 2019 Equity Incentive Plan (the “Plan”), and

B. Medallia, Inc., with its registered office at 575 Market Street, Suite 1850, San Francisco, CA, U.S.A. (the “Company”), which may grant Options under the Plan and is entering into this Election on behalf of the Employer.

1.	INTRODUCTION

1.1	This Election relates to all Options granted to the Employee under the Plan on or after [DATE] up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)	“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“Relevant Employment Income” from Options on which employer’s National Insurance Contributions becomes due is defined as:

(i)	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)	an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)	any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)	the acquisition of securities pursuant to the Options (within the meaning of section 477(3)(a) of ITEPA);

(B)	the assignment (if applicable) or release of the Options in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)	the receipt of a benefit in connection with the Options, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

(d)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3

This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Options pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.	THE ELECTION

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	PAYMENT OF THE EMPLOYER’S LIABILITY

3.1

The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Options; and/or

(iv)	by any other means specified in the applicable Agreement.

3.2

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Options until full payment of the Employer’s Liability is received.

3.3

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs, if payments are made electronically).

4.	DURATION OF ELECTION

4.1

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2

Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Options in circumstances where section 483 of ITEPA applies.

4.3	This Election will continue in effect until the earliest of the following:

(i) the Employee and the Company agree in writing that it should cease to have effect;

(ii) on the date the Company serves written notice on the Employee terminating its effect;

(iii) on the date HM Revenue & Customs withdraws approval of this Election; or

(iv) after due payment of the Employer’s Liability in respect of the entirety of the Options to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.4	This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee

[The Employee acknowledges that, by signing this Election, the Employee agrees to be bound by the terms of this Election.

Name

Signature

Date	]

Or

[The Employee acknowledges that, by clicking on the [“ACCEPT”] box, the Employee agrees to be bound by the terms of this Election.]

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on

behalf of the Company

Position

Date

EXHIBIT C

MEDALLIA, INC.

2019 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Medallia, Inc.

575 Market Street, Suite 1850

San Francisco, CA 94105

Attention: Stock Administration

Purchaser Name:
Grant Date of Stock Option (the “Option”):
Grant Number:
Exercise Date:
Number of Shares Exercised:
Per Share Exercise Price:
Total Exercise Price:
Exercise Price Payment Method:
Tax-Related Items Payment Method:

The information in the table above is incorporated in this Exercise Notice.

1. Exercise of Option. Effective as the Exercise Date, I elect to purchase the Number of Shares Exercised (“Exercised Shares”) under the Stock Option Agreement for the Option (the “Agreement”) for the Total Exercise Price. Capitalized terms used but not defined in this Exercise Notice have the meanings given to them in the 2019 Equity Incentive Plan (the “Plan”) and/or the Agreement.

2. Delivery of Payment. With this Exercise Notice, I am delivering the Total Exercise Price and any required Tax-Related Items to be paid in connection with purchase of the Exercised Shares. I am paying my total purchase price by the Exercise Price Payment Method and the Tax-Related Items by the Tax-Related Items Payment Method.

3. Representations of Purchaser. I acknowledge that:

(a) I have received, read, and understood the Plan and the Agreement and agree to be bound by their terms and conditions.

(b) The exercise will not be completed until this Exercise Notice, Total Exercise Price, and all Tax-Related Payments are received by the Company.

(c) I have no rights as a stockholder of the Company (including the right to vote and receive dividends and distributions) on the Exercised Shares until the Exercised Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.

(d) No adjustment will be made for a dividend or other right for which the record date is before the date of issuance, except for adjustments under Section 12 of the Plan.

(e) There may be adverse tax consequences to exercising the Option, and I am not relying on the Company for tax advice and have had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to exercising.

(f) The modification and choice of law provisions of the Agreement also govern this Exercise Notice.

4. Entire Agreement; Governing Law. The Plan and the Agreement are incorporated by reference. This Exercise Notice, the Plan, and the Agreement are the entire agreement of the parties with respect to the Options and this exercise and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to their subject matter.

Submitted by:

PURCHASER

Signature

Address:

MEDALLIA, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD AND RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms that are not defined in this Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Award, including any country-specific appendix thereto (the “Agreement”) have the meanings given to them in the Medallia, Inc. 2019 Equity Incentive Plan (the “Plan”).

The Participant has been granted this Restricted Stock Unit (“RSU”) award according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant

Participant I.D.

Grant Number

Grant Date

Vesting Start Date

Number of RSUs Granted

Vesting Schedule:

Unless the vesting is accelerated, these RSUs will vest on the following schedule:

[If the Participant continues to be a Service Provider through each such date, 1/3 of these RSUs will vest on the first-year anniversary following the Vesting Start Date and 1/12th of the remaining RSUs will vest each quarter thereafter over the following eight calendar quarters on the same day of the month as the Vesting Start Date. All vesting will be rounded in accordance with Section 3(f) of the Plan.]

In addition to the vesting terms set forth above for this award, the vesting of these RSUs will be accelerated in accordance with any vesting acceleration provisions approved by the Administrator. If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in these RSUs, the unvested RSUs will terminate according to the terms of Section 5 of this Agreement.

The Participant’s signature below indicates that:

(i)	He or she agrees that this Restricted Stock Unit award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)

He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.

(iii)

He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the Plan.

(iv)	He or she has read and agrees to each provision of Section 10 of this Agreement.

(v)	He or she will notify the Company of any change to the contact address below.

PARTICIPANT

Signature

Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1. Grant. The Company grants the Participant an award of RSUs as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these RSUs, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these RSUs.

2. Company’s Obligation to Pay. Each RSU is a right to receive a Share on the date it vests. Until an RSU vests, the Participant has no right to payment of the Share. Before a vested RSU is paid, the RSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested RSU will be paid to the Participant (or in the event of his or her death, to his or her estate) in whole Shares as soon as practicable after vesting (but no later than 60 days following the vesting date), subject to him or her satisfying any obligations for Tax-Related Items (as defined in Section 7 of this Agreement) and any delay in payment required under Section 7 of this Agreement. The Participant cannot specify (directly or indirectly) the taxable year of the payment of any vested RSU under this Agreement.

3. Vesting. These RSUs will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 13 of the Plan. RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.

4. Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any RSUs at any time, subject to the terms of the Plan. In that case, these RSUs will be vested as of the date specified by the Administrator.

5. Forfeiture upon Termination of Status as a Service Provider. These RSUs will immediately stop vesting and any of these RSUs that have not yet vested will be forfeited by the Participant upon the Termination of Status Date if Participant’s termination as a Service Provider is for any reason other than the Participant’s death, in all cases, subject to Applicable Laws. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.

6. Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.

7. Tax Obligations.

(a) Tax Withholding.

(i) No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account, or other tax-related items related to his or her participation in the Plan and legally applicable to him or her that the Administrator determines must be withheld (“Tax-Related Items”), including those that result from the grant, vesting, or payment of these RSUs, the subsequent sale of Shares acquired pursuant to such payment, or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax-Related Items may be restricted by the Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Agreement when any of these RSUs otherwise are supposed to vest or Tax-Related Items related to RSUs otherwise are due, he or she will permanently forfeit the applicable RSUs and any right to receive Shares under such RSUs, and such RSUs will be returned to the Company at no cost to the Company.

(ii) In this regard, the Participant authorizes the Company and/or any member of the Company Group for whom he or she is performing services (each, an “Employer”) to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means:

(1) by withholding from proceeds of a sale of Shares acquired upon payment of these RSUs arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);

(2) by reducing the number of Shares otherwise deliverable to the Participant, and this will be the method by which such tax withholding obligations are satisfied until the Company determines otherwise, subject to Applicable Laws; or

(3) by withholding from any compensation otherwise payable to the Participant by the Company or his or her Employer.

(iii) Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested portion of the RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(iv) Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company, the Employer or former Employer(s) may withhold or account for tax in more than one jurisdiction.

(v) Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of these RSUs and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of these RSUs to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result.

(b) Code Section 409A. This Section 7(b) does not apply if the Participant is not a U.S. taxpayer.

(i) If the vesting of any RSUs is accelerated in connection with a termination of the Participant’s status as a Service Provider that is a “separation from service” within the meaning of Code Section 409A and (x) the Participant is a “specified employee” within the meaning of Code Section 409A at that time and (y) the payment of such accelerated RSUs would result in the imposition of additional tax under Code Section 409A if paid to the Participant within the 6-month period following such termination, then the accelerated RSUs will not be paid until the first day after the 6-month period ends.

(ii) If the Participant’s status as a Service Provider terminates due to death or the Participant dies after he or she stops being a Service Provider, the delay under Section 7(b)(i) of this Agreement will not apply, and these RSUs will be paid in Shares to the Participant’s estate as soon as practicable.

(iii) All payments and benefits under this Agreement are intended to be exempt from Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that none of these RSUs or Shares issuable upon the vesting of RSUs will be subject to the additional tax imposed under Code Section 409A, and any ambiguities will be interpreted according to that intent.

(iv) Each payment under this Agreement is a separate payment under Treasury Regulations Section 1.409A-2(b)(2).

8. Forfeiture or Clawback. These RSUs (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares issued upon payment of the RSUs) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any policy referred to in Section 15(b) of the Plan. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.

9. Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.

10. Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting these RSUs indicates that:

(a) HE OR SHE ACKNOWLEDGES AND AGREES THAT THE RSUS SHALL ONLY VEST BY THE PARTICIPANT CONTINUING AS A SERVICE PROVIDER THROUGH EACH APPLICABLE VESTING DATE AND THAT BEING HIRED OR BEING GRANTED THESE RSUS DOES NOT GUARANTEE VESTING.

(b) HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THESE RSUS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND DOES NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

(c) The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.

(d) The Participant agrees that the Company’s delivery of any documents related to the Plan or these RSUs (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.

(e) The Participant may deliver any documents related to the Plan or these RSUs to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.

(f) The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.

(g) The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.

(h) The Participant agrees that the grant of these RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or benefits in lieu of RSUs, even if RSUs have been granted in the past.

(i) The Participant agrees that any decisions regarding future Awards will be in the Company’s sole discretion.

(j) The Participant agrees that he or she is voluntarily participating in the Plan.

(k) The Participant agrees that these RSUs and any Shares acquired under the Plan are not intended to replace any pension rights or compensation.

(l) the Participant agrees that unless otherwise agreed with the Company, the RSU and the Shares subject to the RSUs, and the income from and value of the same, are not granted in consideration for, or in connection with, the service the Participant may provide as a director of any parent or Subsidiary.

(m) The Participant agrees that these RSUs, any Shares acquired under the Plan, and their income and value are not part of normal or expected compensation for any purpose, including, without limitation, for calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments.

(n) The Participant agrees that the future value of the Shares underlying these RSUs is unknown, indeterminable, and cannot be predicted with certainty.

(o) The Participant agrees that, for purposes of these RSUs, his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.

(p) The Participant agrees that any right to vest in these RSUs will not be extended by any notice period (e.g., the period that he or she is a Service Provider would include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator or required by Applicable Law.

(q) The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of these RSUs (including whether he or she is still considered to be providing services while on a leave of absence).

(r) The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of these RSUs or of any amounts due to him or her from the payment of these RSUs or the subsequent sale of any Shares acquired upon such payment.

(s) The Participant has read and agrees to the Data Privacy Provisions of Section 11 of this Agreement.

(t) The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of these RSUs resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of these RSUs to which he or she is otherwise not entitled, he or she irrevocably agrees never to institute any claim against the Company or any member of the Company Group, waives his or her ability (if any) to bring any such claim, and releases the Company and all members of the Company Group from any such claim. If any such claim is nevertheless allowed by a court of competent jurisdiction, then the Participant’s participation in the Plan constitutes his or her irrevocable agreement to not pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claim.

11. Data Privacy.

(a) Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about the Participant, and persons closely associated with the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent. Where required under applicable privacy laws, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made and the legal basis, where required, for such disclosure are the applicable laws.

(b) Stock Plan Administration Service Providers. The Company may transfer Data to an independent third-party broker, stock administrator and/or service provider to assist the Company with the implementation, administration and management of the Plan. The Participant may be asked to agree on separate terms and data processing practices with any such service providers, with such agreement being a condition to the ability to participate in the Plan.

(c) International Data Transfers. The Company and its service providers are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Participant’s consent.

(d) Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

(e) Data Subject Rights. The Participant understands that data subject rights regarding the processing of Data vary depending on applicable law and that, depending on where the Participant is based and subject to the conditions set out in such applicable law, the Participant may have, without limitation, the right to (i) inquire whether and what kind of Data the Company holds about the Participant and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data about the Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and to (vi) request portability of the Participant’s Data that the Participant has actively or passively provided to the Company or the Employer (which does not include data derived or inferred from the collected data), where the processing of such Data is based on consent or the Participant’s employment and is carried out by automated means. In case of concerns, the Participant understands that the Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Participant’s rights, the Participant understands that the Participant should contact the Participant’s local human resources representative.

(f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the RSUs or other awards to the Participant or administer or maintain such awards.

(g) Declaration of Consent. By accepting the RSUs and indicating consent via the Company’s acceptance procedure, the Participant is declaring that the Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

12. Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13. Foreign Asset / Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Participant’s ability to hold or acquire Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate the sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country though a designated bank or broker within a certain time after receipt. The Participant’s acknowledge that it is the Participant’s responsibility to be compliant with such regulations and the Participant should speak to the Participant’s personal advisor on this matter.

14. Insert Trading / Market Abuse Laws. Depending on the Participant’s country, or broker’s country, or the country in which the Company’s Shares are then listed, the Participant may be subject to insider trading and/or market abuse laws in applicable jurisdictions, which may affect the Participant’s ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares, or rights to Shares (e.g., RSUs), or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions or the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant understands that the Participant may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with the Participant’s personal legal advisor on this matter.

15. Miscellaneous.

(a) Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California, 94105 until the Company designates another address in writing.

(b) Non-Transferability of RSUs. These RSUs may not be transferred other than by will or the laws of descent or distribution.

(c) Binding Agreement. If any RSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.

(d) Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the Shares will not be issued until such conditions have been met in a manner acceptable to the Company.

(e) Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(f) Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

(g) Non-U.S. Appendix. These RSUs are subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.

(h) Choice of Law; Choice of Forum. The Plan, this Agreement, these RSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of these RSUs is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.

(i) Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these RSUs, or to comply with other Applicable Laws.

(j) Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

EXHIBIT B

APPENDIX TO RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions

This Appendix to Restricted Stock Unit Agreement (the “Appendix”) includes additional terms and conditions that govern these RSUs granted to the Participant under the Plan if he or she resides in one of the countries listed below on the Grant Date or he or she moves to one of the listed countries.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of May 2019. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan.

In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant is advised to seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after these RSUs are granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her, and the Administrator will determine to what extent the terms and conditions in this Appendix apply.

ARGENTINA

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements Section 10 of the Agreement.

In accepting the RSUs, the Participant acknowledges and agrees that the grant of RSUs is made by the Company (not the Employer) in its sole discretion and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

NOTIFICATIONS

Securities Law Notification. Neither the RSUs nor the Shares subject to the RSUs are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Notification. Following the sale of Shares, the Argentine bank handling the transaction may request certain documentation in connection with the request to transfer proceeds into Argentina (e.g., evidence of the sale, etc.). The Participant is solely responsible for complying with the exchange control rules that may apply in connection with the Participant’s participation in the Plan. Prior to transferring proceeds into Argentina, the Participant is strongly advised to consult the Participant’s local bank and/or personal legal advisor to confirm the applicable requirements. The Participant should note that the interpretations of the applicable Argentine Central Bank regulations may vary by bank and that exchange control rules and regulations are subject to change without notice.

Foreign Asset/Account Tax Reporting Notification. The Participant must report any Shares acquired under the Plan and held by the Participant on December 31 of each year on the Participant’s annual tax return for that year.

AUSTRALIA

NOTIFICATIONS

Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (the “Act”) (subject to the conditions in the Act).

Securities Law Notification. If the Participant acquires Shares under the Plan and offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant is advised to obtain legal advice regarding the Participant’s disclosure obligations prior to making any such offer.

AUSTRIA

NOTIFICATIONS

Exchange Control Notification. If the Participant holds Shares obtained through the Plan outside of Austria, the Participant may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

In addition, when Shares are sold or a dividend is received, the Participant may be required to comply with certain exchange control obligations if the cash amounts are held outside Austria. If the transaction volume of all the Participant’s accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI Verpflichtungen).

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the RSUs, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the RSUs and the issuance and/or sale of Shares acquired under the Plan or the receipt of dividends.

Labor Law Acknowledgment. By accepting the RSUs, the Participant understands, acknowledges and agrees that, for all legal purposes (i) the Participant is making an investment decision, (ii) the Shares will be issued to the Participant only if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value without compensation to the Participant.

NOTIFICATIONS

Foreign Asset / Account Reporting Notification. If the Participant is a resident of, or domiciled in Brazil, the Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. The assets and rights that must be reported include Shares acquired under the Plan.

CANADA

TERMS AND CONDITIONS

Vesting. The following provision modifies the Vesting Schedule section of the Notice of Grant and Section 3 of the Agreement:

Subject to the limitations contained herein, the Participant’s RSUs will vest as provided in the Participant’s Grant Notice. Vesting will cease upon the Participant’s termination as a Service Provider. Notwithstanding anything in the Plan or Agreement to the contrary, for purposes of the RSUs, the Participant’s status as a Service Provider shall be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or rendering services or the terms of the Participant’s employment or service agreement, if any) as of the date that is the earliest of (i) the date of the Participant’s termination as a Service Provider, (ii) the date on which the Participant receives a notice of the Participant’s termination as a Service Provider, and (iii) the date on which the Participant is no longer actively providing services to the Company or the Employer (the “Termination Date”), and shall not include or be extended by any period following such day during which the Participant is in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law. The Board shall have exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant’s RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements Section 11 of the Agreement.

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any member of the Company Group and the Board to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file.

NOTIFICATIONS

Securities Law Notification. The sale or other disposal of the Shares acquired at vesting of the RSUs may not take place within Canada. The Participant should consult the Participant’s personal legal advisor prior to selling Shares.

Foreign Asset / Account Tax Reporting Notification. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including RSUs and Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by the Participant, the RSUs must be reported. The Participant should consult the Participant’s personal legal advisor to ensure compliance with applicable reporting obligations.

FRANCE

TERMS AND CONDITIONS

English Language Consent. By accepting the RSUs, the Participant confirms having read and understood the documents relating to the grant of the RSUs (the Plan, the Agreement and this Appendix) which were provided to the Participant in the English language, and the Participant accepts the terms of these documents accordingly.

Consentement relatif à l’utilisation de la langue anglaise. Le Participant confirme avoir lu et compris les documents relatifs à l’attribution des RSUs (le Plan, la Convention et la présente Annexe) qui lui ont été communiqués en langue anglaise, et le Participant en accepte les termes et conditions en connaissance de cause.

NOTIFICATIONS

Non-Tax-Qualified Award. The RSUs are not eligible for the specific tax and social regime provided by sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code and the relevant sections of the French Tax Code or French Social Security Code.

GERMANY

NOTIFICATIONS

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with the sale of Shares acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for satisfying the reporting obligation.

Foreign Asset / Account Reporting Notification. If the Participant acquires Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, the Participant will need to report the acquisition when the Participant files the Participant’s tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds €150,000 or (ii) in the unlikely event the Participant holds Shares exceeding 10% of the Company’s total common stock.

HONG KONG

TERMS AND CONDITIONS

Sale of Shares. As a condition of the vesting of the Participant’s RSUs, the Participant agrees that, in the event that any portion of the Participant’s RSUs becomes vested prior to the six-month anniversary of the Grant Date, the Participant will not sell any Shares acquired upon vesting of the Participant’s RSUs prior to the six-month anniversary of the Grant Date.

NOTIFICATIONS

Securities Law Notification. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in doubt about any of the contents of the Agreement, or the Plan, the Participant should obtain independent professional advice. Neither the RSUs nor the Shares acquired upon vesting of the RSUs constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and any member of the Company Group. The Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company and any member of the Company Group and may not be distributed to any other person.

IRELAND

There are no country-specific provisions.

ISRAEL

TERMS AND CONDITIONS

102 Sub-Plan The RSUs are also subject to the sub-plan for Israeli Participants (the “Israeli Sub-Plan”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of the Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail. By accepting this grant, the Participant acknowledges that a copy of the Israeli Sub-Plan has been provided to the Participant.

Additional Covenants and Undertakings. In addition to any covenants and undertaking set out in the Agreement, the Participant also (i) declares that the Participant is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (ii) agrees to the terms and conditions of the trust deed and Trust Agreement signed between the Trustee and the Company and/or the applicable member of the Company Group, which is available for the Participant’s review, during normal working hours, at the Company’s or applicable member of the Company Group’s offices, (iii) acknowledges that releasing the RSUs and underlying Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agree to bear the relevant sanctions, (iv) authorizes the Company and/or the applicable member of the Company Group to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Tax Ordinance, the trust deed and the Trust Agreement, including without limitation information about the Participant’s RSUs, underlying Shares, income tax rates, salary bank account, contact details and identification number, (v) declares that the Participant is a resident of the State of Israel for tax purposes on the grant date and agree to notify the Company upon any change in the residence address indicated herein and acknowledge that if the Participant’s engagement with the Company or member of the Company Group is terminated and the Participant is no longer employed by the Company or any member of the Company Group, the RSUs and underlying Shares shall remain subject to Section 102, the Trust Agreement, the Plan, the Israeli Sub-Planand the Agreement; (vi) warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Tax Ordinance, (vii) the grant of the RSUs is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Capital Gain Awards. The RSUs are intended to qualify as Capital Gain Awards under Section of the Israeli Tax Ordinance [New Version] – 1961 (the “Ordinance” and the “Capital Gains Route”), subject to the Participant consenting to the requirements of such tax route by accepting the terms of the Agreement and the grant of the RSUs, and subject further to the compliance with all the terms and conditions of such tax route. In respect of Capital Gains Awards, tax is only due upon sale of the underlying Shares or upon release of the underlying Shares from the holding or control of the Trustee.

Trustee Arrangement. The RSUs, the underlying Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any Shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSUs (the “Additional Rights”), shall be issued to or controlled by the Trustee for the Participant’s benefit under the provisions of Section 102 and will be controlled by the Trustee for at least the period stated in Section 102 of the Tax Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs does not meet the requirements of Section 102 of the Tax Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Tax Ordinance. The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Tax Ordinance. Any fees associated with any vesting, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any member of the Company Group shall be entitled to withhold or deduct such fees from payments otherwise due to the Participant from the Company or a member of the Company Group or the Trustee.

Should any provision in the Agreement disqualify the RSUs or the underlying Shares from the beneficial tax treatment pursuant to the provisions of Section 102(b)(2), such provision shall be considered invalid either permanently or until the ITA provides approval of compliance with Section 102.

Restrictions on Sale. In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, the Participant shall not sell or transfer the underlying Shares or Additional Rights from the Trustee until the end of the required period of time required under Section 102 or any shorter period of time as determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

Tax Treatment. The RSUs are intended to be taxed in accordance with the Capital Gains Route of Section 102(b)(2) and 102(b)(3) of the Ordinance, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any and all taxes imposed in respect of the RSUs and/or underlying Shares, including, but not limited to, the grant of the RSUs, and/or the vesting, transfer, waiver, or expiration of RSUs and/or underlying Shares, and/or the sale of underlying Shares, shall be borne solely by the Participant, and in the event of death, by the Participant’s heirs. The Company, any member of the Company Group, the Trustee or anyone on their behalf shall not be required to bear the aforementioned tax, directly or indirectly, nor shall they be required to gross up such tax in the Participant’s salary or remuneration. The applicable tax shall be withheld from the proceeds of sale of underlying Shares or shall be paid to the Company or a member of the Company Group or the Trustee by the Participant. Notwithstanding the foregoing, the Company or a member of the Company Group or the Trustee shall be entitled to withhold tax as it deems necessary to comply with applicable law and to deduct any tax from payments otherwise due to the Participant from the Company or a member of the Company Group or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the RSUs granted to the Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the underlying Shares upon the vesting of the RSUs or in respect thereto, shall be subject to the full payments of any tax (if applicable).

Securities Law Notification. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. If such exemption is obtained, copies of the Plan and the Form S-8 registration statement for the Plan as filed with the U.S. Securities and Exchange Commission will be made available by request from the Participant’s local human resources department.

Governing Law. Notwithstanding Section 16(h) of the Agreement, solely for Israeli tax purposes, the Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

ITALY

TERMS AND CONDITIONS

Plan Document Acknowledgement. In accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan, the Notice of Grant and the Agreement, and has reviewed the Plan, the Notice of Grant and the Agreement in their entirety and fully understands and accepts all provisions of the Plan, the Notice of Grant and the Agreement.

The Participant further acknowledges that the Participant has read and specifically and expressly approves the Notice of Grant and the following sections of the Agreement: Section 1, Section 2, Section 3, Section 4, Section 5, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14, and Section 15.

NOTIFICATIONS

Foreign Asset / Account Tax Reporting Notification. If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., cash, Shares) during any fiscal year which may generate income taxable in Italy, the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. The Participant should consult the Participant’s personal advisor to ensure compliance with applicable reporting obligations.

MEXICO

TERMS AND CONDITIONS

Plan Document Acknowledgment. By accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement, including this Appendix, which the Participant has reviewed. The Participant further acknowledges that the Participant accepts all the provisions of the Plan and the Agreement, including this Appendix. The Participant also acknowledges that the Participant has read and specifically and expressly approves the terms and conditions set forth in Section 10 of the Agreement, which clearly provide as follows:

(1)	The Participant’s participation in the Plan does not constitute an acquired right;

(2)	The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3)	The Participant’s participation in the Plan is voluntary; and

(4)	The Company and the members of the Company Group are not responsible for any decrease in the value of any Shares acquired pursuant to the RSUs.

Labor Law Acknowledgement and Policy Statement. By accepting the RSUs, the Participant acknowledges that the Company, with registered offices at 575 Market Street, Suite 1850, San Francisco, CA 94105, U.S.A., is solely responsible for the administration of the Plan. The Participant further acknowledges that the Participant’s participation in the Plan, the grant of RSUs and any acquisition of shares under the Plan do not constitute an employment relationship between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant or the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

The Participant further understands that the Participant’s participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation in the Plan at any time, without any liability to the Participant.

Finally, the Participant hereby declares that the Participant does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that the Participant therefore grant a full and broad release to the Company, the members of the Company Group, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Convenio de Concesión. Al aceptar las Unidades de Acciones Restringidas (“Unidades”), el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección 10 del Convenio de Concesión, que claramente establece lo siguiente:

(1) La participación del Beneficiario en el Plan no constituye un derecho adquirido;

(2) El Plan y la participación del Beneficiario en el es ofrecido por la Compañía de manera completamente discrecional;

(3) La participación del Beneficiario en el Plan es voluntaria; y

(4) La Compañía y los miembros del Grupo de la Compañía no son responsables por ninguna disminución en el valor de las Acciones adquiridas de las Unidades.

Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el Premio, el Beneficiario reconoce que la Compañía, con domicilio social en 575 Market Street, Suite 1850, San Francisco, CA 94105, U.S.A., es la única responsable por la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de las Unidades y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Beneficiario y de la Compañía, en virtud de que el Beneficiario está participando en el Plan en su totalidad sobre una base comercial. Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y su empleador, y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por su empleador, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.

Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad frente al Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier compensación o daño relacionada con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a la Compañía, sus subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

NOTIFICATIONS

Securities Law Notification. The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and that the Participant will not be able to make any subsequent sale of Shares in Singapore or any offers of such subsequent sale of the Shares acquired under the Plan in Singapore, unless such sale or offer is made (i) more than six months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (ii) pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

Chief Executive Officer and Director Notification Obligation. If the Participant is the Chief Executive Officer (“CEO”), director, associate director, or shadow director of a Singapore affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related companies within two business days of (i) the acquisition or disposal of shares, (ii) any change in a previously disclosed interest, or (iii) becoming the CEO, a director, associate director or shadow director if such an interest exists at that time.

SPAIN

TERMS AND CONDITIONS

Acknowledgements and Agreements. The following provision supplements Section 10 of the Agreement:

In accepting the RSUs, the Participant consents to participate in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or a member of the Company Group throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any member of the Company Group. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired upon vesting of the RSUs are not part of any employment contract (either with the Company or any member of the Company Group) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the RSUs would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of RSUs shall be null and void.

RSUs are a conditional right to Shares and can be forfeited in the case of, or affected by, the Participant’s termination as a Service Provider. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any member of the Company Group; or (5) the Participant’s employment terminates for any other reason whatsoever, except for reasons specified in the Agreement. Consequently, upon Participant’s termination as a Service Provider for any of the reasons set forth above, the Participant may automatically lose any rights to the unvested RSUs granted to the Participant as of the date of the Participant’s termination as a Service Provider, as described in the Plan and the Agreement.

NOTIFICATIONS

Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSUs. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Notification. The Participant must declare the acquisition and sale of shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Participant will not sell the shares through the use of a Spanish financial institution, the Participant must make the declaration him or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares are owned.

Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Foreign Asset/Account Reporting Notification. To the extent that the Participant holds shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, the Participant will be required to report information on such assets on the Participant’s tax return (tax form 720) for such year. After such shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Notification. The grant of RSUs is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this document nor any other material related to the RSUs constitutes a prospectus as such term is understood pursuant to Article 652a of the Swiss Code of Obligations, and neither this document nor any other materials related to the RSUs may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the RSUs has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

UNITED KINGDOM

TERMS AND CONDITIONS

Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of the vesting of the Participant’s RSUs at a time when the shares are considered “readily convertible assets” under U.K. law, the Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (“NICs”) which may be payable by the Company and/or the Participant’s Employer in connection with the Participant’s RSUs and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, the Participant agrees to execute the joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HM Revenue & Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer’s Liability to the Participant. In this regard, the Participant agrees to execute such other joint elections as may be required between him or herself and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 7 of the Agreement.

If the Participant does not complete the Joint Election prior to vesting of the Participant’s RSUs, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, the RSUs shall become null and void and may not vest, without any liability to the Company, the Employer or any member of the Company Group.

Tax Obligations. The following provision supplements Section 7 of the Agreement:

The Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant understands that the Participant may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, in case the indemnifications would be considered to be a loan. In this case, the income tax not collected or paid may constitute a benefit to the Participant on which additional income tax and NICs may be payable. The Participant understands that the Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit. If the Participant fails to comply with the Participant’s obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares to the Participant without any liability to the Company or the Employer.

APPENDIX 1 TO APPENDIX

United Kingdom

National Insurance Contributions Joint Election Form

Important Note on the Election to Transfer Employer NICs

If the Participant is or may be liable for National Insurance contributions (“NICs”) in the United Kingdom in connection with the Participant’s participation in the Medallia, Inc. 2019 Equity Incentive Plan (the “Plan”), the Participant is required to enter into a Joint Election for the Transfer of Liability for Employer National Insurance Contributions to Employee (the “Election”). The Election acts to transfer to the Participant any liability for employer’s NICs that may arise in connection with the Participant’s participation in the Plan.

By entering into the Election:

•	the Participant agrees that any employer’s NICs liability that may arise in connection with the Participant’s participation in the Plan will be transferred to the Participant;

•

the Participant authorises the Employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from the Participant’s salary or other payments due or the sale of sufficient shares acquired pursuant to the Participant’s awards; and

•

the Participant acknowledges that even if the Participant has clicked on the [“ACCEPT”] box where indicated, the Company or the Employer may still require the Participant to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

The Election is attached hereto. Please read the Election carefully.

Joint Election for Transfer of Liability for

Employer National Insurance Contributions to Employee

This Election is between:

A. The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the Medallia, Inc. 2019 Equity Incentive Plan (the “Plan”), and

B. Medallia, Inc., with its registered office at 575 Market Street, Suite 1850, San Francisco, CA 94105, U.S.A. (the “Company”), which may grant RSUs under the Plan and is entering into this Election on behalf of the Employer.

1.	INTRODUCTION

1.1	This Election relates to all RSUs granted to the Employee under the Plan on or after [DATE] up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)	“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“Relevant Employment Income” from RSUs on which employer’s National Insurance Contributions becomes due is defined as:

(i)	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)	an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)	any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)	the acquisition of securities pursuant to the RSUs (within the meaning of section 477(3)(a) of ITEPA);

(B)	the assignment (if applicable) or release of the RSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)	the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

(d)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3

This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5

This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.	THE ELECTION

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	PAYMENT OF THE EMPLOYER’S LIABILITY

3.1

The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or

(iv)	by any other means specified in the applicable Agreement.

3.2

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the RSUs until full payment of the Employer’s Liability is received.

3.3

The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs, if payments are made electronically).

4.	DURATION OF ELECTION

4.1

The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2

Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the RSUs in circumstances where section 483 of ITEPA applies.

4.3	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)

after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.4	This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee

[The Employee acknowledges that, by signing this Election, the Employee agrees to be bound by the terms of this Election.

Name

Signature

Date	]

Or

[The Employee acknowledges that, by clicking on the [“ACCEPT”] box, the Employee agrees to be bound by the terms of this Election.]

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

Position

Date

MEDALLIA, INC.

2019 EQUITY INCENTIVE PLAN

NOTICE OF FRENCH-QUALIFIED RESTRICTED STOCK UNIT AWARD AND FRENCH-QUALIFIED RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms that are not defined in this French-Qualified Notice of Restricted Stock Unit Award and French-Qualified Restricted Stock Unit Agreement (the “Notice of Grant”), the Terms and Conditions of French-Qualfied Restricted Stock Unit Award, including any country-specific appendix thereto (the “Agreement”) have the meanings given to them in the Medallia, Inc. 2019 Equity Incentive Plan (the “U.S. Plan”) and the Rules of the Medallia, Inc. 2019 Equity Incentive Plan for Participants in France (the “French Sub-Plan” and collectively with the U.S. Plan, the “Plan”).

The Participant has been granted this Restricted Stock Unit (“RSU”) award according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant

Participant I.D.

Grant Number

Grant Date

Vesting Start Date

Number of RSUs Granted

Vesting Schedule:

Unless the vesting is accelerated according to the terms of this Agreement, the Participant’s offer letter, employment contract or agreement, if any, these RSUs will vest on the following schedule:

[Subject to any acceleration provisions contained in this Agreement: 50% of the RSUs will vest on the second anniversary of the Grant Date and the remaining 50% of the RSUs will vest in roughly equal installments quarterly on the same day of the month of the month as of the Vesting Start Date thereafter, provided the Participant continuously remains a Service Provider through each applicable vesting date. All vesting will be rounded in accordance with Section 3(f) of the U.S. Plan.]

Unless otherwise stated in Section 4 of this Agreement, if the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in these RSUs, the unvested RSUs will terminate according to the terms of Section 5 of this Agreement.

The RSUs are intended to qualify for the special tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended. However, certain events may affect the qualified status of the RSUs and the Company does not make any undertaking or representation to maintain the qualified status of the RSUs. If the RSUs do not retain their qualified status, the special tax and social security treatment will not apply and the Participant will be required to pay his or her portion of social security contributions resulting from the RSUs as well as any income and other taxes that may be due pursuant to other rules for non-qualified restricted stock units.

The Participant’s signature below indicates that:

(i)

He or she agrees that this French-qualified Restricted Stock Unit award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)

He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.

(iii)

He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the Plan.

(iv)	He or she has read and agrees to each provision of Section 8 of this Agreement.

(v)	He or she will notify the Company of any change to the contact address below.

PARTICIPANT

Signature

Address:

EXHIBIT A

TERMS AND CONDITIONS OF FRENCH-QUALIFIED RESTRICTED STOCK UNIT AWARD

1. Grant. The Company grants the Participant an award of RSUs as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these RSUs, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these RSUs.

2. Company’s Obligation to Pay. Each RSU is a right to receive a Share on the date it vests. Until an RSU vests, the Participant has no right to payment of the Share. Before a vested RSU is paid, the RSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested RSU will be paid to the Participant (or in the event of his or her death, to his or her estate) in whole Shares as soon as practicable after vesting (but no later than 60 days following the vesting date), subject to him or her satisfying any obligations for Tax-Related Items (as defined in Section 5 of this Agreement) and any delay in payment required under Section 5 of this Agreement. The Participant cannot specify (directly or indirectly) the taxable year of the payment of any vested RSU under this Agreement.

3. Vesting. These RSUs will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 14 of the U.S. Plan. RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.

4. Termination of Status as a Service Provider

(a) Termination of Status as a Service Provider due to Death. If Participant’s status as a Service Provider is terminated due to death, any unvested RSUs will accelerate and vest on the date of Participant’s death and all of the Shares subject to the RSUs shall become transferable to Participant’s heirs, provided the Participant’s heirs request the issuance of the Shares within six months of Participant’s death. If Participant’s heirs do not request the issuance of the Shares within the six-month period of Participant’s death, the RSUs will be forfeited.

(b) Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any RSUs at any time, subject to the terms of the Plan, provided, however, unless otherwise stated in the French sub-plan, any such acceleration will disqualify the RSUs from the special tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended and may subject the Participant to additional taxation of the RSUs. In that case, these RSUs will be vested as of the date specified by the Administrator.

(c) Unless otherwise set forth in this Section 4, upon the Participant’s termination as a Service Provider for any reason, these RSUs will immediately stop vesting and any of these RSUs that have not yet vested will be forfeited by the Participant upon the Termination of Status Date if Participant’s termination as a Service Provider is for any reason other than the Participant’s death, in all cases, subject to Applicable Laws. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the U.S. Plan.

5. Tax Obligations.

(a) Tax Withholding.

(i) No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of income, employment, social security, payroll tax, fringe benefit tax, payment on account, or other tax-related items related to his or her participation in the Plan and legally applicable to him or her that the Administrator determines must be withheld (“Tax-Related Items”), including those that result from the grant, vesting, or payment of these RSUs, the subsequent sale of Shares acquired pursuant to such payment, or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax-Related Items may be restricted by the Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Agreement when any of these RSUs otherwise are supposed to vest or Tax-Related Items related to RSUs otherwise are due, he or she will permanently forfeit the applicable RSUs and any right to receive Shares under such RSUs, and such RSUs will be returned to the Company at no cost to the Company.

(ii) In this regard, the Participant authorizes the Company and/or any member of the Company Group for whom he or she is performing services (each, an “Employer”) to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means:

(1) by withholding from proceeds of a sale of Shares acquired upon payment of these RSUs arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);

(2) by reducing the number of Shares otherwise deliverable to the Participant, and this will be the method by which such tax withholding obligations are satisfied until the Company determines otherwise, subject to Applicable Laws; or

(3) by withholding from any compensation otherwise payable to the Participant by the Company or his or her Employer.

(iii) Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested portion of the RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(iv) Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company, the Employer or former Employer(s) may withhold or account for tax in more than one jurisdiction.

(v) Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of these RSUs and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of these RSUs to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result.

(b) Code Section 409A. This Section 5(b) does not apply if the Participant is not a U.S. taxpayer.

(i) If the vesting of any RSUs is accelerated in connection with a termination of the Participant’s status as a Service Provider that is a “separation from service” within the meaning of Code Section 409A and (x) the Participant is a “specified employee” within the meaning of Code Section 409A at that time and (y) the payment of such accelerated RSUs would result in the imposition of additional tax under Code Section 409A if paid to the Participant within the 6-month period following such termination, then the accelerated RSUs will not be paid until the first day after the 6-month period ends.

(ii) If the Participant’s status as a Service Provider terminates due to death or the Participant dies after he or she stops being a Service Provider, the delay under Section 5(b)(i) of this Agreement will not apply, and these RSUs will be paid in Shares to the Participant’s estate as soon as practicable.

(iii) All payments and benefits under this Agreement are intended to be exempt from Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that none of these RSUs or Shares issuable upon the vesting of RSUs will be subject to the additional tax imposed under Code Section 409A, and any ambiguities will be interpreted according to that intent.

(iv) Each payment under this Agreement is a separate payment under Treasury Regulations Section 1.409A-2(b)(2).

6. Forfeiture or Clawback. These RSUs (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares issued upon payment of the RSUs) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any policy referred to in Section 16(b) of the U.S. Plan. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.

7. Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.

8. Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting these RSUs indicates that:

(a) HE OR SHE ACKNOWLEDGES AND AGREES THAT THE EXCEPT AS OTHERWISE STATED IN SECTION 4 OF THIS AGREEMENT, RSUS SHALL ONLY VEST BY THE PARTICIPANT CONTINUING AS A SERVICE PROVIDER THROUGH EACH APPLICABLE VESTING DATE AND THAT BEING HIRED OR BEING GRANTED THESE RSUS DOES NOT GUARANTEE VESTING.

(b) HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THESE RSUS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND DOES NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

(c) The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.

(d) The Participant agrees that the Company’s delivery of any documents related to the Plan or these RSUs (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.

(e) The Participant may deliver any documents related to the Plan or these RSUs to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.

(f) The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.

(g) The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.

(h) The Participant agrees that the grant of these RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or benefits in lieu of RSUs, even if RSUs have been granted in the past.

(i) The Participant agrees that any decisions regarding future Awards will be in the Company’s sole discretion.

(j) The Participant agrees that he or she is voluntarily participating in the Plan.

(k) The Participant agrees that these RSUs and any Shares acquired under the Plan are not intended to replace any pension rights or compensation.

(l) the Participant agrees that unless otherwise agreed with the Company, the RSU and the Shares subject to the RSUs, and the income from and value of the same, are not granted in consideration for, or in connection with, the service the Participant may provide as a director of any parent or Subsidiary.

(m) The Participant agrees that these RSUs, any Shares acquired under the Plan, and their income and value are not part of normal or expected compensation for any purpose, including, without limitation, for calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments.

(n) The Participant agrees that the future value of the Shares underlying these RSUs is unknown, indeterminable, and cannot be predicted with certainty.

(o) The Participant agrees that, for purposes of these RSUs, his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.

(p) The Participant agrees that any right to vest in these RSUs will not be extended by any notice period (e.g., the period that he or she is a Service Provider would include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator or required by Applicable Law.

(q) The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of these RSUs (including whether he or she is still considered to be providing services while on a leave of absence).

(r) The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of these RSUs or of any amounts due to him or her from the payment of these RSUs or the subsequent sale of any Shares acquired upon such payment.

(s) The Participant has read and agrees to the Data Privacy Provisions of Section 9 of this Agreement.

(t) The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of these RSUs resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of these RSUs to which he or she is otherwise not entitled, he or she irrevocably agrees never to institute any claim against the Company or any member of the Company Group, waives his or her ability (if any) to bring any such claim, and releases the Company and all members of the Company Group from any such claim. If any such claim is nevertheless allowed by a court of competent jurisdiction, then the Participant’s participation in the Plan constitutes his or her irrevocable agreement to not pursue such claim and to execute any and all documents necessary to request dismissal or withdrawal of such claim.

9. Data Privacy.

(a) Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about the Participant, and persons closely associated with the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent. Where required under applicable privacy laws, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made and the legal basis, where required, for such disclosure are the applicable laws.

(b) Stock Plan Administration Service Providers. The Company may transfer Data to an independent third-party broker, stock administrator and/or service provider to assist the Company with the implementation, administration and management of the Plan. The Participant may be asked to agree on separate terms and data processing practices with any such service providers, with such agreement being a condition to the ability to participate in the Plan.

(c) International Data Transfers. The Company and its service providers are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Participant’s consent.

(d) Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.

(e) Data Subject Rights. The Participant understands that data subject rights regarding the processing of Data vary depending on applicable law and that, depending on where the Participant is based and subject to the conditions set out in such applicable law, the Participant may have, without limitation, the right to (i) inquire whether and what kind of Data the Company holds about the Participant and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data about the Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and to (vi) request portability of the Participant’s Data that the Participant has actively or passively provided to the Company or the Employer (which does not include data derived or inferred from the collected data), where the processing of such Data is based on consent or the Participant’s employment and is carried out by automated means. In case of concerns, the Participant understands that the Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Participant’s rights, the Participant understands that the Participant should contact the Participant’s local human resources representative.

(f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the RSUs or other awards to the Participant or administer or maintain such awards.

(g) Declaration of Consent. By accepting the RSUs and indicating consent via the Company’s acceptance procedure, the Participant is declaring that the Participant agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

10. Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. Furthermore, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11. Consent to Receive Information in English. By accepting the RSUs, the Participant confirms having read and understood the Agreement, including the Notice of Grant and the Plan, including all terms and conditions included therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement relatif à la réception d’informations en langue anglaise. En acceptant les droits sur des actions assujetties à des restrictions (“RSUs”), le Participant confirme avoir lu et compris le Contrat, y compris l’Avis d’Attribution et le Plan, y compris tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

12. Foreign Asset / Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Participant’s ability to hold or acquire Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate the sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country though a designated bank or broker within a certain time after receipt. The Participant’s acknowledge that it is the Participant’s responsibility to be compliant with such regulations and the Participant should speak to the Participant’s personal advisor on this matter.

13. Insert Trading / Market Abuse Laws. Depending on the Participant’s country, or broker’s country, or the country in which the Company’s Shares are then listed, the Participant may be subject to insider trading and/or market abuse laws in applicable jurisdictions, which may affect the Participant’s ability to directly or indirectly, accept, acquire, sell or attempt to sell or otherwise dispose of Shares, or rights to Shares (e.g., RSUs), or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions or the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before possessing inside information. Furthermore, the Participant understands that the Participant may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with the Participant’s personal legal advisor on this matter.

14. Miscellaneous.

(a) Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Medallia, Inc., 575 Market Street, Suite 1850, San Francisco, California 94105 until the Company designates another address in writing.

(b) Non-Transferability of RSUs. These RSUs may not be transferred other than by will or the laws of descent or distribution.

(c) Minimum Mandatory Holding Period. The Participant will not be permitted to sell or transfer any Shares issued following a vesting date before the end of a minimum mandatory holding period, to the extent applicable to the Shares underlying RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, or by the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime in France; provided, however, that such minimum mandatory holding period, if any, shall not apply to Participant’s heirs should they acquire the Shares under the Plan pursuant to Section 4. The minimum mandatory holding period is currently two years from the Grant Date.

(d) Closed Period. The Shares issued following a vesting date may not be sold during a Closed Period, to the extent applicable under French law; provided, however, that such Closed Period restriction shall not apply to the Participant’s heirs should they acquire the Shares under the Plan pursuant to Section 4.

(e) Holding Period for Managing Corporate Officers. If the Participant qualifies as a managing corporate officer under French law and has been granted RSUs in this capacity (i.e., “mandataires sociaux,” Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), the Participant may be subject to shareholding restrictions under French law and may not sell 20% of the Shares issued upon settlement of the RSUs until Participant ceases to serve as a managing corporate officer.

(f) Compliance with Transfer Restrictions on Shares. To ensure compliance with restrictions on the transfer of Shares described in this Section, the Company may require that the Shares be held with a brokerage firm or other agent designated by the Company (or according to any procedure implemented by the Company) until such Shares are sold.

(g) Binding Agreement. If any RSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.

(h) Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the Shares will not be issued until such conditions have been met in a manner acceptable to the Company.

(i) Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(j) Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.

(k) Country-Specific Appendix. These RSUs are subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.

(l) Choice of Law; Choice of Forum. The Plan, this Agreement, these RSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of these RSUs is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.

(m) Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these RSUs, or to comply with other Applicable Laws.

(n) Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

EXHIBIT B

APPENDIX TO FRENCH-QUALIFIED RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions

This Appendix to French-Qualified Restricted Stock Unit Agreement (the “Appendix”) includes additional terms and conditions that govern these RSUs granted to the Participant under the Plan if he or she resides in one of the countries listed below on the Grant Date or he or she moves to one of the listed countries.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of June 2019. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan.

In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant is advised to seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after these RSUs are granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her, and the Administrator will determine to what extent the terms and conditions in this Appendix apply.

ARGENTINA

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements Section 8 of the Agreement.

In accepting the RSUs, the Participant acknowledges and agrees that the grant of RSUs is made by the Company (not the Employer) in its sole discretion and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

NOTIFICATIONS

Securities Law Notification. Neither the RSUs nor the Shares subject to the RSUs are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Notification. Following the sale of Shares, the Argentine bank handling the transaction may request certain documentation in connection with the request to transfer proceeds into Argentina (e.g., evidence of the sale, etc.). The Participant is solely responsible for complying with the exchange control rules that may apply in connection with the Participant’s participation in the Plan. Prior to transferring proceeds into Argentina, the Participant is strongly advised to consult the Participant’s local bank and/or personal legal advisor to confirm the applicable requirements. The Participant should note that the interpretations of the applicable Argentine Central Bank regulations may vary by bank and that exchange control rules and regulations are subject to change without notice.

Foreign Asset/Account Tax Reporting Notification. The Participant must report any Shares acquired under the Plan and held by the Participant on December 31 of each year on the Participant’s annual tax return for that year.

AUSTRALIA

NOTIFICATIONS

Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (the “Act”) (subject to the conditions in the Act).

Securities Law Notification. If the Participant acquires Shares under the Plan and offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant is advised to obtain legal advice regarding the Participant’s disclosure obligations prior to making any such offer.

AUSTRIA

NOTIFICATIONS

Exchange Control Notification. If the Participant holds Shares obtained through the Plan outside of Austria, the Participant may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

In addition, when Shares are sold or a dividend is received, the Participant may be required to comply with certain exchange control obligations if the cash amounts are held outside Austria. If the transaction volume of all the Participant’s accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI Verpflichtungen).

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the RSUs, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting of the RSUs and the issuance and/or sale of Shares acquired under the Plan or the receipt of dividends.

Labor Law Acknowledgment. By accepting the RSUs, the Participant understands, acknowledges and agrees that, for all legal purposes (i) the Participant is making an investment decision, (ii) the Shares will be issued to the Participant only if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value without compensation to the Participant.

NOTIFICATIONS

Foreign Asset / Account Reporting Notification. If the Participant is a resident of, or domiciled in Brazil, the Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. The assets and rights that must be reported include Shares acquired under the Plan.

CANADA

TERMS AND CONDITIONS

Vesting. The following provision modifies the Vesting Schedule section of the Notice of Grant and Section 3 of the Agreement:

Subject to the limitations contained herein, the Participant’s RSUs will vest as provided in the Participant’s Grant Notice. Vesting will cease upon the Participant’s termination as a Service Provider. Notwithstanding anything in the Plan or Agreement to the contrary, for purposes of the RSUs, the Participant’s status as a Service Provider shall be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or rendering services or the terms of the Participant’s employment or service agreement, if any) as of the date that is the earliest of (i) the date of the Participant’s termination as a Service Provider, (ii) the date on which the Participant receives a notice of the Participant’s termination as a Service Provider, and (iii) the date on which the Participant is no longer actively providing services to the Company or the Employer (the “Termination Date”), and shall not include or be extended by any period following such day during which the Participant is in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law. The Board shall have exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant’s RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence).

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements Section 9 of the Agreement.

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any member of the Company Group and the Board to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file.

NOTIFICATIONS

Securities Law Notification. The sale or other disposal of the Shares acquired at vesting of the RSUs may not take place within Canada. The Participant should consult the Participant’s personal legal advisor prior to selling Shares.

Foreign Asset / Account Tax Reporting Notification. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including RSUs and Shares acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total value of the foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by the Participant, the RSUs must be reported. The Participant should consult the Participant’s personal legal advisor to ensure compliance with applicable reporting obligations.

GERMANY

NOTIFICATIONS

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with the sale of Shares acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for satisfying the reporting obligation.

Foreign Asset / Account Reporting Notification. If the Participant acquires Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, the Participant will need to report the acquisition when the Participant files the Participant’s tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds €150,000 or (ii) in the unlikely event the Participant holds Shares exceeding 10% of the Company’s total common stock.

HONG KONG

TERMS AND CONDITIONS

Sale of Shares. As a condition of the vesting of the Participant’s RSUs, the Participant agrees that, in the event that any portion of the Participant’s RSUs becomes vested prior to the six-month anniversary of the Grant Date, the Participant will not sell any Shares acquired upon vesting of the Participant’s RSUs prior to the six-month anniversary of the Grant Date.

NOTIFICATIONS

Securities Law Notification. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in doubt about any of the contents of the Agreement, or the Plan, the Participant should obtain independent professional advice. Neither the RSUs nor the Shares acquired upon vesting of the RSUs constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and any member of the Company Group. The Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company and any member of the Company Group and may not be distributed to any other person.

IRELAND

There are no country-specific provisions.

ISRAEL

TERMS AND CONDITIONS

102 Appendix. The RSUs are granted under the Section 102 Appendix to the Plan (the “Israeli Appendix”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Appendix. In the event of any conflict, whether explicit or implied, between the provision of the Agreement and the Israeli Appendix, the provisions set out in the Israeli Appendix shall prevail. By accepting this grant, the Participant acknowledges that a copy of the Israeli Appendix has been provided to the Participant.

Additional Covenants and Undertakings. In addition to any covenants and undertaking set out in the Agreement, the Participant also (i) declares that the Participant is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (ii) agrees to the terms and conditions of the trust deed and Trust Agreement signed between the Trustee and the Company and/or the applicable member of the Company Group, which is available for the Participant’s review, during normal working hours, at the Company’s or applicable member of the Company Group’s offices, (iii) acknowledges that releasing the RSUs and underlying Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agree to bear the relevant sanctions, (iv) authorizes the Company and/or the applicable member of the Company Group to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Tax Ordinance, the trust deed and the Trust Agreement, including without limitation information about the Participant’s RSUs, underlying Shares, income tax rates, salary bank account, contact details and identification number, (v) declares that the Participant is a resident of the State of Israel for tax purposes on the grant date and agree to notify the Company upon any change in the residence address indicated herein and acknowledge that if the Participant’s engagement with the Company or member of the Company Group is terminated and the Participant is no longer employed by the Company or any member of the Company Group, the RSUs and underlying Shares shall remain subject to Section 102, the Trust Agreement, the Plan, the Israeli Appendix and the Agreement; (vi) warrants and undertakes that at the time of grant of the RSUs herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Tax Ordinance, (vii) the grant of the RSUs is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

Capital Gains Awards. The RSUs are intended to qualify as Capital Gains Awards, subject to the Participant consenting to the requirements of such tax route by accepting the terms of the Agreement and the grant of the RSUs, and subject further to the compliance with all the terms and conditions of such tax route. In respect of Capital Gains Awards, tax is only due upon sale of the underlying Shares or upon release of the underlying Shares from the holding or control of the Trustee.

Trustee Arrangement. The RSUs, the underlying Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any Shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSUs (the “Additional Rights”), shall be issued to or controlled by the Trustee for the Participant’s benefit under the provisions of Section 102 and will be controlled by the Trustee for at least the period stated in Section 102 of the Tax Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”). In the event the RSUs does not meet the requirements of Section 102 of the Tax Ordinance, such RSUs and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Tax Ordinance. The Company makes no representations or guarantees that the RSUs will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102 of the Tax Ordinance. Any fees associated with any vesting, sale, transfer or any act in relation to the RSUs shall be borne by the Participant and the Trustee and/or the Company and/or any member of the Company Group shall be entitled to withhold or deduct such fees from payments otherwise due to the Participant from the Company or a member of the Company Group or the Trustee.

Restrictions on Sale. In accordance with the requirements of Section 102 of the Ordinance and the capital gains route, the Participant shall not sell or transfer the underlying Shares or Additional Rights from the Trustee until the end of the required Holding Period. Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

Tax Treatment. The RSUs are intended to be taxed in accordance with Section 102, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any tax imposed in respect of the RSUs and/or underlying Shares, including, but not limited to, the grant of the RSUs, and/or the vesting, transfer, waiver, or expiration of RSUs and/or underlying Shares, and/or the sale of underlying Shares, shall be borne solely by the Participant, and in the event of death, by the Participant’s heirs. The Company, any member of the Company Group, the Trustee or anyone on their behalf shall not be required to bear the aforementioned tax, directly or indirectly, nor shall they be required to gross up such tax in the Participant’s salary or remuneration. The applicable tax shall be withheld from the proceeds of sale of underlying Shares or shall be paid to the Company or a member of the Company Group or the Trustee by the Participant. Notwithstanding the foregoing, the Company or a member of the Company Group or the Trustee shall be entitled to withhold tax as it deems necessary to comply with applicable law and to deduct any tax from payments otherwise due to the Participant from the Company or a member of the Company Group or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the RSUs granted to the Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the underlying Shares upon the vesting of the RSUs or in respect thereto, shall be subject to the full payments of any tax (if applicable).

Securities Law Notification. If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan.

Governing Law. Notwithstanding Section 16(h) of the Agreement, solely for Israeli tax purposes, the Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.

ITALY

TERMS AND CONDITIONS

Plan Document Acknowledgement. In accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan, the Notice of Grant and the Agreement, and has reviewed the Plan, the Notice of Grant and the Agreement in their entirety and fully understands and accepts all provisions of the Plan, the Notice of Grant and the Agreement.

The Participant further acknowledges that the Participant has read and specifically and expressly approves the Notice of Grant and the following sections of the Agreement: Section 1, Section 2, Section 3, Section 4, Section 5, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 14, and Section 15.

NOTIFICATIONS

Foreign Asset / Account Tax Reporting Notification. If the Participant is an Italian resident and holds investments or financial assets outside of Italy (e.g., cash, Shares) during any fiscal year which may generate income taxable in Italy, the Participant is required to report such investments or assets on the Participant’s annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if the Participant is not required to file a tax return). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. The Participant should consult the Participant’s personal advisor to ensure compliance with applicable reporting obligations.

MEXICO

TERMS AND CONDITIONS

Plan Document Acknowledgment. By accepting the RSUs, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement, including this Appendix, which the Participant has reviewed. The Participant further acknowledges that the Participant accepts all the provisions of the Plan and the Agreement, including this Appendix. The Participant also acknowledges that the Participant has read and specifically and expressly approves the terms and conditions set forth in Section 8 of the Agreement, which clearly provide as follows:

(1)	The Participant’s participation in the Plan does not constitute an acquired right;

(2)	The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;

(3)	The Participant’s participation in the Plan is voluntary; and

(4)	The Company and the members of the Company Group are not responsible for any decrease in the value of any Shares acquired pursuant to the RSUs.

Labor Law Acknowledgement and Policy Statement. By accepting the RSUs, the Participant acknowledges that the Company, with registered offices at 450 Concar Drive, San Mateo, CA 94402, U.S.A., is solely responsible for the administration of the Plan. The Participant further acknowledges that the Participant’s participation in the Plan, the grant of RSUs and any acquisition of shares under the Plan do not constitute an employment relationship between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant or the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

The Participant further understands that the Participant’s participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation in the Plan at any time, without any liability to the Participant.

Finally, the Participant hereby declares that the Participant does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that the Participant therefore grant a full and broad release to the Company, the members of the Company Group, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Convenio de Concesión. Al aceptar las Unidades de Acciones Restringidas (“Unidades”), el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección 10 del Convenio de Concesión, que claramente establece lo siguiente:

(1)	La participación del Beneficiario en el Plan no constituye un derecho adquirido;

(2)	El Plan y la participación del Beneficiario en el es ofrecido por la Compañía de manera completamente discrecional;

(3)	La participación del Beneficiario en el Plan es voluntaria; y

(4)	La Compañía y los miembros del Grupo de la Compañía no son responsables por ninguna disminución en el valor de las Acciones adquiridas de las Unidades.

Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el Premio, el Beneficiario reconoce que la Compañía, con domicilio social en 450 Concar Drive, San Mateo, CA 94402, U.S.A., es la única responsable por la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de las Unidades y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Beneficiario y de la Compañía, en virtud de que el Beneficiario está participando en el Plan en su totalidad sobre una base comercial. Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y su empleador, y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por su empleador, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.

Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la Compañía se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad frente al Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier compensación o daño relacionada con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a la Compañía, sus subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

NOTIFICATIONS

Securities Law Notification. The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and that the Participant will not be able to make any subsequent sale of Shares in Singapore or any offers of such subsequent sale of the Shares acquired under the Plan in Singapore, unless such sale or offer is made (i) more than six months from the Date of Grant, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (ii) pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.

Chief Executive Officer and Director Notification Obligation. If the Participant is the Chief Executive Officer (“CEO”), director, associate director, or shadow director of a Singapore affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related companies within two business days of (i) the acquisition or disposal of shares, (ii) any change in a previously disclosed interest, or (iii) becoming the CEO, a director, associate director or shadow director if such an interest exists at that time.

SPAIN

TERMS AND CONDITIONS

Acknowledgements and Agreements. The following provision supplements Section 8 of the Agreement:

In accepting the RSUs, the Participant consents to participate in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be employees of the Company or a member of the Company Group throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any member of the Company Group. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares acquired upon vesting of the RSUs are not part of any employment contract (either with the Company or any member of the Company Group) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the RSUs would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of RSUs shall be null and void.

RSUs are a conditional right to Shares and can be forfeited in the case of, or affected by, the Participant’s termination as a Service Provider. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause; (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any member of the Company Group; or (5) the Participant’s employment terminates for any other reason whatsoever, except for reasons specified in the Agreement. Consequently, upon Participant’s termination as a Service Provider for any of the reasons set forth above, the Participant may automatically lose any rights to the unvested RSUs granted to the Participant as of the date of the Participant’s termination as a Service Provider, as described in the Plan and the Agreement.

NOTIFICATIONS

Securities Law Notification. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSUs. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Notification. The Participant must declare the acquisition and sale of shares to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because the Participant will not sell the shares through the use of a Spanish financial institution, the Participant must make the declaration him or herself by filing a D-6 form with the DGCI. Generally, the D-6 form must be filed each January while the shares are owned.

Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

Foreign Asset/Account Reporting Notification. To the extent that the Participant holds shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31, the Participant will be required to report information on such assets on the Participant’s tax return (tax form 720) for such year. After such shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares or accounts increases by more than €20,000.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Notification. The grant of RSUs is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland. Neither this document nor any other material related to the RSUs constitutes a prospectus as such term is understood pursuant to Article 652a of the Swiss Code of Obligations, and neither this document nor any other materials related to the RSUs may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the RSUs has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

UNITED KINGDOM

TERMS AND CONDITIONS

Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of the vesting of the Participant’s RSUs at a time when the shares are considered “readily convertible assets” under U.K. law, the Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (“NICs”) which may be payable by the Company and/or the Participant’s Employer in connection with the Participant’s RSUs and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, the Participant agrees to execute the joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HM Revenue & Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer’s Liability to the Participant. In this regard, the Participant agrees to execute such other joint elections as may be required between him or herself and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer’s Liability by any of the means set forth in Section 5 of the Agreement.

If the Participant does not complete the Joint Election prior to vesting of the Participant’s RSUs, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, the RSUs shall become null and void and may not vest, without any liability to the Company, the Employer or any member of the Company Group.

Tax Obligations. The following provision supplements Section 5 of the Agreement:

The Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant understands that the Participant may not be able to indemnify the Company for the amount of any income tax not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs, in case the indemnifications would be considered to be a loan. In this case, the income tax not collected or paid may constitute a benefit to the Participant on which additional income tax and NICs may be payable. The Participant understands that the Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit. If the Participant fails to comply with the Participant’s obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares to the Participant without any liability to the Company or the Employer.

RULES OF THE

MEDALLIA, INC.

2019 EQUITY INCENTIVE PLAN

FOR PARTICIPANTS IN FRANCE

1. Introduction. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Medallia, Inc. (the “Company”) has established the Medallia, Inc. 2019 Equity Incentive Plan as may be further amended and restated from time to time (the “U.S. Plan”), for the benefit of certain eligible Service Providers, including employees of the Company and its Subsidiaries, including its Subsidiaries in France (each, a “French Entity”), of which the Company holds directly or indirectly at least 10% of the share capital.

Section 3(b)(vii) of the U.S. Plan authorizes the Board, the Committee or an authorized delegate (collectively, the “Administrator”) to establish, amend and rescind rules relating to the U.S. Plan, including rules relating to sub-plans established to satisfy laws of jurisdictions other than the United States or to qualify awards for special tax treatment under laws of jurisdictions other than the United States. The Administrator has determined that it is necessary and desirable to establish a sub-plan for the purpose of qualifying Restricted Stock Units for the special tax and social security treatment in France. The Administrator intends with this document to establish a sub-plan of the U.S. Plan for the purpose of granting Restricted Stock Units which qualify for the special tax and social security treatment in France applicable to shares of common stock (“Shares”) granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, (“French-Qualified Restricted Stock Units”) to qualifying Employees of a French Entity who are residents in France for French tax purposes or subject to the French social security contributions regime (“French Participants”).

The terms of the U.S. Plan applicable to Restricted Stock Units, as set out in the Appendix will, subject to the modifications in the following terms and conditions, be incorporated to this document and constitute part of the Rules of the Medallia, Inc. 2019 Equity Incentive Plan for Participants in France (the “French Plan”).

Under this French Plan, qualifying French Participants selected at the Administrator’s discretion will be granted Restricted Stock Units, as defined in Section 2 below. In no case will other Awards (e.g., options, stock appreciation rights, or restricted stock) be granted under this French Plan. The Restricted Stock Units will be granted solely with respect to Company Shares.

2. Definitions. Capitalized terms not defined herein will have the same meanings as set forth in the U.S. Plan.

(a) The term “Closed Period,” which applies to companies whose shares are listed on a regulated exchange market, will, in relation to French-Qualified Restricted Stock Units, mean, as set forth in Section L. 225-197-1 of the French Commercial Code, as amended, (x) ten quotation days preceding and three quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company, or (y) the period as from the date the corporate management of the Company possesses confidential information which, if disclosed to the public, could have a material impact on the quotation price of Shares, until ten quotation days after the day such information is disclosed to the public.

If French law or regulations are amended after adoption of this French Plan to modify the definition or applicability of the Closed Period to French-Qualified Restricted Stock Units, such amendment will become applicable to any French-Qualified Restricted Stock Units granted under this French Plan to the extent permitted or required by French law.

(b) The term “Grant Date” means the date on which the Administrator both (i) designates the French Participants, and (ii) specifies the material terms and conditions of the French-Qualified Restricted Stock Units, including the number of Shares subject to the French-Qualified Restricted Stock Units, the conditions for vesting in the French-Qualified Restricted Stock Units, and any restrictions on the sale of Shares subject to the French-Qualified Restricted Stock Units.

(c) The term “Restricted Stock Unit” means a Restricted Stock Unit Award granted under the U.S. Plan, pursuant to which the Company will issue to the French Participant, after the vesting conditions for such Restricted Stock Units have been met, at no consideration, one Share for each Restricted Stock Unit granted to the French Participant. Dividend and voting rights will not apply until the issuance of Shares after vesting of the Restricted Stock Units. French-Qualified Restricted Stock Unit may not be settled in cash.

3.	Eligibility.

(a) Subject to subsection 3(c), any individual who, on the Grant Date of the French-Qualified Restricted Stock Unit, and to the extent required under French law, is a current salaried employee employed under the terms and conditions of an employment contract (“contrat de travail”) by a French Entity or, if the Shares are listed on a regulated exchange market, a corporate officer of a French Entity (subject to subsection 3(b)) will be eligible to receive, at the discretion of the Administrator, French-Qualified Restricted Stock Units under this French Plan, provided he or she also satisfies the eligibility conditions under the U.S. Plan.

(b) French-Qualified Restricted Stock Units may not be issued to a corporate officer of a French Entity, other than the managing corporate officers (“mandataires sociaux,” i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the officer is employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity, as defined by French law. The Administrator, in its discretion and in accordance with French law, may impose additional restrictions on the vesting of French-Qualified Restricted Stock Units and on the holding and sale of Shares issued at vesting of French-Qualified Restricted Stock Units granted to a French Participant who qualifies as a managing corporate officer of the Company as defined under French law (i.e., “mandataires sociaux” as set forth above).

(c) French-Qualified Restricted Stock Units may not be issued under this French Plan to French Participants who own more than 10% of the Company’s share capital or to individuals other than employees and corporate officers of a French Entity. Grants of French-Qualified Restricted Stock Units under this French Plan will not result in any French Participant’s owning more than 10% of the Company’s share capital.

(d) The aggregate number of French-Qualified Restricted Stock Units will not exceed 10% of the Company’s share capital.

4. Vesting/Issuance of Shares. Subject to Section 6, Shares underlying the French-Qualified Restricted Stock Units will not be delivered to the French Participants after vesting of the French-Qualified Restricted Stock Units prior to the expiration of the specific period calculated from the Grant Date as may be required to comply with the minimum mandatory vesting period applicable to French-Qualified Restricted Stock Unit under Section L. 225-197-1 of the French Commercial Code, as amended, or under the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security treatment in France.

5. Holding of Shares. Subject to Section 6, the sale or transfer of Shares issued pursuant to the French-Qualified Restricted Stock Units may not occur prior to the relevant anniversary of the Grant Date specified by the Administrator as may be required to comply with the minimum mandatory holding period applicable to French-Qualified Restricted Stock Unit under Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code or the French Social Security Code, as amended, to benefit from the special tax and social security regime, even if the French Participant is no longer an employee or corporate officer of a French Entity. In addition, the Shares issued pursuant to the French-Qualified Restricted Stock Units may not be sold or transferred during any applicable Closed Period.

6. Death. On the death of a French Participant, any French-Qualified Restricted Stock Units held by a French Participant at the time of death will become immediately vested and the underlying Shares transferable to the French Participant’s heirs, unless vesting of such French-Qualified Restricted Stock Units is also subject to performance-vesting conditions in which case the Restricted Stock Unit Award Agreement delivered to the French Participant may provide that the underlying Shares will not become vested and transferable to the French Participant’s heirs unless and until the performance vesting conditions are satisfied. When the underlying Shares become transferable, the Company will issue the Shares to the French Participant’s heirs at their request, provided the heirs contact the Company and request such transfer of the Shares within six months of the French Participant’s death. If the French Participant’s heirs do not request the issuance of the underlying Shares within six months of the French Participant’s death, the French-Qualified Restricted Stock Units will be forfeited. The French Participant’s heirs will not be subject to any restrictions on the transfer of Shares set forth in Section 5.

7. Account for Shares. Shares issued pursuant to the French-Qualified Restricted Stock Unit will be recorded and held in an account in the name of the French Participant (except in the event of his or her death) with the Company or a broker or in such other manner as the Company may determine to ensure compliance with applicable laws, including any required holding periods.

8. Adjustments upon Certain Events. In the event of capitalization adjustments or adjustments upon a Change in Control as set forth in Section 14 of the U.S. Plan, the Restricted Stock Units and the underlying Shares may no longer qualify as French-Qualified Restricted Stock Units unless the adjustments are recognized under applicable French legal and tax rules. The Administrator, at its discretion, may make adjustments to the Restricted Stock Units and the underlying Shares, notwithstanding that the adjustments are not recognized under French law and the Restricted Stock Units and the underlying Shares may no longer qualify as French-Qualified Restricted Stock Units eligible for the special tax and social security treatment. Further, if the French-Qualified Restricted Stock Units are assumed or substituted, or if vesting or the holding period is accelerated due to a Change in Control, the Restricted Stock Unit Awards and the underlying Shares may no longer be considered as French-Qualified Restricted Stock Units eligible for the special tax and social security treatment.

9. Non-Transferability. Except in the case of death, French-Qualified Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Shares underlying the French-Qualified Restricted Stock Unit will be issued only to the French Participant during his or her lifetime, subject to Sections 4 and 6.

10. Disqualification. If, following the grant, changes are made to the terms and conditions of the French-Qualified Restricted Stock Units or the underlying Shares due to any applicable legal requirements or a decision of the Company’s stockholders or the Administrator, the Restricted Stock Unit Awards and the underlying Shares may no longer qualify as French-Qualified Restricted Stock Units.

If the Restricted Stock Units or the underlying Shares no longer qualify as French-Qualified Restricted Stock Units, the Administrator may determine, in its sole discretion, to lift, shorten, or terminate certain restrictions applicable to the vesting of the Restricted Stock Units or to the sale of Shares underlying the Restricted Stock Unit Awards, which restrictions have been imposed under this French Plan or in the applicable Restricted Stock Unit Award Agreement delivered to the French Participant.

In this case, the French Participant will be ultimately liable and responsible for all taxes and social security contributions that he or she is legally required to pay in connection with the Restricted Share Units or the underlying Shares.

11. Employment Rights. The adoption of this French Plan does not confer upon the French Participants, or any Employees of the French Entity, any employment rights and will not be construed as a part of any employment contracts that the French Entity has with its Employees.

12. Amendments. Subject to the terms of the U.S. Plan, the Administrator reserves the right to amend or discontinue this French Plan at any time in accordance with applicable French law.

13. Interpretation. The Restricted Stock Units granted under this French Plan are intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws, but the Company does not undertake to maintain this status. The terms of this French Plan will be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax, social security, and reporting obligations, to the extent applicable. In the event of any conflict between the provisions of this French Plan and the U.S. Plan, the provisions of this French Plan will control for any grants of Restricted Stock Unit Awards made hereunder to French Participants.

14. Effective Date. This French Plan was adopted by the Administrator and became effective on the same date as the U.S. Plan pursuant to the authorization by the shareholders of the U.S. Plan on June 27, 2019.

APPENDIX

MEDALLIA, INC.

2019 EQUITY INCENTIVE PLAN

A-1

MEDALLIA, INC.

2019 EQUITY INCENTIVE PLAN

SUB-PLAN FOR ISRAELI PARTICIPANTS

1.	GENERAL

1.1

This sub-plan (the “Sub-Plan”) is adopted pursuant to the authority granted under Section 3(b) of the Medallia, Inc. 2019 Equity Incentive Plan (the “Plan”) and shall apply only to Participants who are residents of the State of Israel upon the date of grant of the Award, as defined below in Section 2, or who are deemed Israeli tax residents (collectively, “Israeli Participants”). The provisions specified hereunder shall form an integral part of the Plan.

1.2

This Sub-Plan is to be read as a continuation of the Plan and modifies Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Sub-Plan does not add to or modify the Plan in respect of any other category of Participants.

1.3

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

1.4	Any capitalized term not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.

1.5	This Sub-Plan does not apply to any Award which is settled in cash.

2.	DEFINITIONS

2.1	“102 Award” means any Award, provided it is settled in Shares of the Company, granted to an Approved Israeli Participant pursuant to Section 102 of the Ordinance.

2.2

“Approved Israeli Participant” means an Israeli Participant who is an employee, director or an officer of an Israeli resident Subsidiary of the Company, excluding any Controlling Share Holder of the Company, provided that the Subsidiary is an Israeli resident company or otherwise meets the definition of an Employing Company under Section 102.

2.3

“Capital Gain Award” or “CGA” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4	“Controlling Share Holder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.5	“ITA” means the Israeli Tax Authority.

2.6	“Israeli Award Agreement” means the Award Agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

2.7	“Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.8

“Ordinary Income Award” or “OIA” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.9	“Ordinance” means the Israeli Income Tax Ordinance [New Version] – 1961, as now in effect or as hereafter amended.

2.10	“Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.11	“Tax” means as defined in Section 2 of the Plan.

2.12

“Trustee” means any person or entity appointed by the Company or the Subsidiary to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as may be replaced from time to time.

2.13

“Trustee 102 Award” means a 102 Award granted to an Approved Israeli Participant pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Participant.

2.14	“Unapproved Israeli Participant” means an Israeli Participant who is not an Approved Israeli Participant, including a consultant or a Controlling Share Holder of the Company.

3.	ISSUANCE OF AWARDS

3.1

The persons eligible for participation in the Plan as Israeli Participants shall include Approved Israeli Participants and Unapproved Israeli Participants, provided, however, that only Approved Israeli Participants may be granted 102 Awards.

3.2	The Company may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

3.3

The grant of Trustee 102 Awards shall be made under this Sub-Plan and shall not be made until 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Sub-Plan by the ITA.

3.4	Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

3.5

No Trustee 102 Award may be granted under this Sub-Plan to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Sub-Plan (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from granting Non-Trustee 102 Awards simultaneously.

3.6	All Trustee 102 Awards must be held in trust by, or subject to the approval of the ITA, under the control or supervision of a Trustee, as described in Section 4 below.

3.7	The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

3.8	Awards granted to Unapproved Israeli Participants shall be subject to tax according to the provisions of the Ordinance and shall not be subject to the Trustee arrangement detailed herein.

4.	TRUSTEE

4.1

Trustee 102 Awards which shall be granted under this Sub-Plan and/or any Share allocated or issued upon grant, vesting or exercise of a Trustee 102 Award and/or other Shares received following any realization of rights under the Plan, shall be allocated or issued to the Trustee or controlled by the Trustee, for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards or as Awards which are not subject to Section 102, all in accordance with the provisions of Section 102.

4.2

With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any Share received upon the grant, vesting or exercise of a Trustee 102 Award and/or any Share received following any realization of rights, including, without limitation, stock dividends, under the Plan at least until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

4.3

Notwithstanding anything to the contrary, the Trustee shall not release or sell any Shares allocated or issued upon grant, vesting or exercise of a Trustee 102 Award unless the Company, its Israeli Subsidiary and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

4.4

Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of the Award under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

4.5

Any Award classified as a Capital Gain Award is meant to comply in full with the terms and conditions of Section 102 and the requirements of the ITA, therefore it is clarified that at all times the Plan and this Sub-Plan are to be read such that they comply with the requirements of Section 102 and as a consequence, should any provision in the Plan or Sub-Plan disqualify the Plan and/or the Awards granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall be considered invalid either permanently or until the Israel Tax Authority provides approval of compliance with Section 102.

5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and exercised or vest, shall be specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Sub-Plan. Each Israeli Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA or Non-Trustee 102 Award or any Award granted to Unapproved Israeli Participant), and any applicable vesting provisions and exercise price that may be payable. For the avoidance of doubt, it is clarified that there is no obligation for uniformity of treatment of Israeli Participants and that the terms and conditions of Awards need not be the same with respect to each Israeli Participant (whether or not such Israeli Participants are similarly situated).

6.	EXERCISE AND VESTING OF AWARDS

The grant, vesting and exercise of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company (including the provisions of the Plan) and, when applicable, by the Trustee, in accordance with the requirements of Section 102.

7.	ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS

7.1.

Notwithstanding any other provision of the Plan, including sections 12(b) and 12(c), prior to payment of the applicable Tax as set out in Section 102, no Award or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any Award given to any third party whatsoever, and during the lifetime of the Israeli Participant, each and all of such Israeli Participant’s rights with respect to an Award shall belong only to the Israeli Participant. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

7.2

As long as Awards or Share(s) issued or purchased hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Share(s) cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution, and in accordance with the terms of the Plan.

8.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S APPROVAL

8.1.

With regard to Trustee 102 Awards, the provisions of the Plan and/or the Sub-Plan and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Sub-Plan and the Israeli Award Agreement.

8.2.

Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax Award pursuant to Section 102, which is not expressly specified in the Plan, the Sub-Plan or the Israeli Award Agreement, shall be considered binding upon the Company, any Israeli Subsidiary and the Israeli Participants.

9.	TAX CONSEQUENCES

9.1

Any tax consequences arising from the grant, exercise, vesting or sale of any Award, from the payment for or sale of Shares(s) covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Subsidiaries, and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant agrees to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

9.2	The Company and/or, when applicable, the Trustee shall not be required to release any Award or Share to an Israeli Participant until all required Tax payments have been fully made.

9.3	Approved Awards that do not comply with the requirements of Section 102 shall be considered Non-Approved 102 Awards or Awards subject to tax under Section 3(i) or 2 of the Ordinance.

9.4

With respect to Non-Trustee 102 Awards, if the Israeli Participant ceases to be employed by the Company or any Subsidiary, or otherwise if so requested by the Company or the Subsidiary, the Israeli Participant shall extend to the Company and/or the Subsidiary a security or guarantee for the payment of Tax due at the time of sale of Share(s), in accordance with the provisions of Section 102.

9.5

For avoidance of doubt, it is clarified that the tax treatment of any Award granted under this Sub-Plan is not guaranteed and, although Awards may be granted under a certain tax route, they may become subject to a different tax route in the future.

9.6

Should any provision in the Plan and/or Sub-Plan disqualify the Plan and/or Sub-Plan and/or the Awards granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall be considered invalid either permanently or until the ITA provides approval of compliance with Section 102.

10.	TERM OF PLAN AND SUB PLAN

Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Sub-Plan or for any amendment to this Sub-Plan as are necessary to comply with any Applicable Law, applicable to Awards granted to Israeli Participants under this Sub-Plan or with the Company’s incorporation documents.

11.	ONE TIME AWARD

The Awards and underlying Shares are extraordinary, one-time Awards granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under applicable law, nor shall receipt of an award entitle a Participant to any future Awards.

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